SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    Guidance Software, Inc.

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GUIDANCE SOFTWARE, INC.

215 North Marengo Avenue, Suite 250

Pasadena, CA 91101

(626) 229-9191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2010

TO THE STOCKHOLDERS OF GUIDANCE SOFTWARE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Guidance Software, Inc., a Delaware corporation (the “Company”), will be held on April 22, 2010 at 8:00 a.m. Pacific Time at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101, San Marino Room, Lobby Level, for the following purposes:

1. To elect seven directors to hold office until the Company’s 2011 Annual Meeting of Stockholders and until their successors are elected and duly qualified. Our present Board of Directors has nominated and recommends for election the following persons:

Shawn McCreight

Victor Limongelli

Marshall Geller

Jeff Lawrence

Kathleen O’Neil

Stephen Richards

Robert van Schoonenberg

2. To approve the Company’s Second Amended and Restated 2004 Equity Incentive Plan, which includes, among other amendments, an increase in the number of shares of the Company’s common stock available for awards thereunder by an additional One Million Five Hundred Thousand (1,500,000) shares.

3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for its fiscal year ending December 31, 2010.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 12, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of the registered stockholders of record entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 215 North Marengo Avenue, Suite 250, Pasadena, California.

Accompanying this Notice is a proxy. A copy of this proxy can be found online at http://investors.guidancesoftware.com. Whether or not you expect to be at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly.

If you plan to attend the Annual Meeting and wish to vote your shares personally, please RSVP to bod@guidancesoftware.com, prior to the date of the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

Victor Limongelli
President and Chief Executive Officer

Pasadena, California

March 19, 2010

GUIDANCE SOFTWARE, INC.

Proxy Statement

for the

Annual Meeting of Stockholders

to Be Held April 22, 2010

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 22, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Guidance Software, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on April 22, 2010, at 8:00 a.m. Pacific Time (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101, in the San Marino Room, Lobby Level. The Company intends to mail this proxy statement and accompanying proxy card on or about March 30, 2010 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company’s stock for their costs of forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of shares of our common stock or unvested shares of our restricted stock at the close of business on March 12, 2010 (the official record date) will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 12, 2010, the Company had 24,298,875 total shares of common stock and unvested shares of restricted stock that were outstanding and are entitled to vote. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the Company’s outstanding shares entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the Company’s Board of Directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and broker non-votes will each be counted for determining the presence of a quorum.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include ratification of independent registered public accountants. Non-routine matters include the election of directors and amendments to stock plans.

Voting and Revocability of Proxies

All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chief Financial Officer of the Company at the Company’s principal executive offices located at 215 North Marengo Avenue, Suite 250, Pasadena, California 91101, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

QUESTIONS AND ANSWERS

Q:	Who may attend the meeting?

A:	Shareholders who are “Holders of Record” or “Beneficial Owners of Shares Held in Street Name” as of our Record Date of March 12, 2010 are entitled to attend the meeting.

Q:	What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Your shares will be counted as present at the meeting if you:

•	are present and entitled to vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet.

Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.

Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?

A:	There are three proposals scheduled to be voted on at the meeting:

•	Election of the seven nominees to the Board named in this proxy statement;

•

Approval of the Company’s Second Amended and Restated 2004 Equity Incentive Plan which includes, among other amendments, an increase in the number of shares of the Company’s common stock available for awards thereunder by an additional One Million Five Hundred Thousand (1,500,000) shares; and

•	Ratification of Deloitte & Touche LLP as our independent registered public accountants.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	What is the difference between a “Holder of Record” and a “Beneficial Owner of Shares Held in Street Name?”

A:	Holder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC (“Computershare”) which includes shares you might hold by virtue of your participation in the Company’s employee equity plan, you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received this proxy statement, our Annual Report and a proxy card from the Company via Computershare.

Beneficial Owner of Shares in “Street Name.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered the holder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this proxy statement, our Annual Report and a vote instruction form from that organization.

Q:	What do I have to do to vote my shares?

A:	Holders of Record. If you are a holder of record, you may vote either in person at the Meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and sending it back in the envelope provided).

Street Name Holders. If you hold your shares in “street name”, you should receive a voting instruction form from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares. If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain a voting instruction form from them. You may vote either in person at the Meeting (but you must obtain a legal proxy from the organization that holds your shares), via the Internet (by following the instructions provided on the voting instruction form), by telephone (by calling the toll free number found on the voting instruction form), or by mail (by filling out the voting instruction form and sending it back in the envelope provided).

Q:	What happens if I do not give specific voting instructions?

A:	Holders of Record. If you are a holder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

Street Name Holders. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote”.

Q:	Which ballot measures are considered “routine” and “non-routine?”

A:

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010 (Proposal No. 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3. The election of directors (Proposal No. 1) and the amendment of the Second Amended and Restated 2004 Equity Incentive Plan (Proposal No. 2), are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1 and No. 2.

Q:	How can I revoke my proxy and change my vote after I return my proxy card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a Holder of Record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on April 15, 2010 (your latest telephone or Internet proxy will be counted); or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares in “Street Name” through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

PROPOSAL 1 ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. The directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election by the stockholders are Shawn McCreight, Victor Limongelli, Marshall Geller, Jeff Lawrence, Kathleen O’Neil, Stephen Richards and Robert van Schoonenberg. All nominees are current directors of the Company.

Vote Required and Board Recommendation

Our Bylaws require a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors to elect directors. Abstentions and broker non-votes will not have any effect on the outcome of this proposal. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If no contrary indication is made, proxies in the accompanying form are to be voted for our Board of Directors’ nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy.

The affirmative vote of a plurality of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal. Unless marked otherwise, proxies received will be voted “FOR” each nominee listed above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES

Our Board of Directors

The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Present Position with the Company
Shawn McCreight	44	Chairman of the Board of Directors and Chief Technology Officer
Victor Limongelli	43	Director and President and Chief Executive Officer
Marshall Geller	71	Director
Jeff Lawrence	52	Director
Kathleen O’Neil	57	Director
Stephen Richards	56	Director
Robert G. van Schoonenberg	63	Director

Shawn McCreight founded Guidance Software, Inc. in November 1997 and has served as Chairman of the Board of Directors since its inception. From January 2003 to the present, he has served as Chairman and Chief Technology Officer. Prior to January 2003, he served as Founder and Chief Executive Officer. Mr. McCreight received an A.B. in Physics from the University of California at Berkeley. We believe Mr. McCreight’s qualifications to sit on our Board include his extensive experience in the designing and developing of software programs and applications, including the original development of our EnCase® software and his management and industry experience which includes acting as our Chairman and Chief Technology Officer since the inception of the Company.

Victor Limongelli has served as Director and Chief Executive Officer since December 2007. From July 2005 to the present, he has also served as President. He served as Corporate Secretary from August 2005 until December 2007. Prior to his appointment as President, Mr. Limongelli held a number of executive positions with

Guidance Software, Inc., including Vice President of Professional Services and General Counsel from August 2004 to July 2005, and General Counsel from May 2003 to August 2004. Prior to joining Guidance Software, Inc., Mr. Limongelli served as Vice President and General Counsel for Knowledge Networks, Inc., a web-enabled marketing information company. For approximately five years in the 1990s, he practiced as an attorney at Morgan Lewis & Bockius LLP. Mr. Limongelli received an A.B. from Dartmouth College and a J.D. from Columbia University. We believe Mr. Limongelli’s qualifications to sit on our Board include his over fifteen years of legal and business experience including nearly five years as our President.

Marshall Geller has served as a member of the Board of Directors for Guidance Software, Inc. since February 2008. He currently is a Senior Managing Director of St. Cloud Capital LLC. Mr. Geller spent over twenty years as Senior Managing Director for Bear, Stearns & Company, with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. He is currently a member of the Board of Directors of California Pizza Kitchen, GP Strategies Corporation, Johnson Products Company, Inc. and National Holdings Corporation. During the past five years, Mr. Geller has also served as a member of the Board of Directors of ValueVision Media, Inc., SCPIE Holdings, 1st Century Bank, NA and Blue Holdings, Inc. Mr. Geller also serves as a member of the Board of Governors of Cedars-Sinai Medical Center, Los Angeles. Mr. Geller graduated from California State University, Los Angeles, with a B.S. in Business Administration, where he currently serves on the Dean’s Advisory Council for the College of Business & Economics. We believe Mr. Geller’s qualifications to sit on our Board include his years of corporate management for a global financial company, as well as his years of experience as a board member of other public and private companies.

Jeff Lawrence has served as a member of the Board of Directors for Guidance Software, Inc. since April 2008. He is co-founder of the Common Grant Application, founder of Clivia Systems, and founder and Trustee of The Lawrence Foundation. Formerly, Mr. Lawrence served as CTO of Intel Corporation’s Network Communications Group and, previously, he was co-founder and former President & CEO of Trillium Digital Systems, prior to its acquisition by Intel Corporation in 2000. Mr. Lawrence has a B.S. in Electrical Engineering from UCLA and is a co-recipient of the Greater Los Angeles Entrepreneur of the Year award and the UCLA School of Engineering’s Professional Achievement award. We believe that Mr. Lawrence’s qualifications to sit on our Board include his 30 years of software industry experience and his corporate management experience as CEO of a software company.

Kathleen O’Neil has served as a member of the Board of Directors for Guidance Software, Inc. since December 2005 and has served as our Lead Independent Director since February 2007. She is currently the President and Chief Executive Officer for Liberty Street Advisors, LLC, where she has served since October 2001. Prior to joining Liberty Street Advisors, LLC, from January 2001 to September 2001, she served as General Manager of Global Financial Markets Infrastructure for IBM. From 1976 to 2000, Ms. O’Neil held a number of executive positions with the Federal Reserve Bank of New York. Ms. O’Neil has served on the Board of Directors of BMC Software since 2002, the Board of Directors of MetLife Bank since 2004 and the Board of Directors of the Motley Fool Independence Fund as of March 2009. Ms. O’Neil received a B.S. in Economics from John Carroll University, and received an M.B.A. from Wharton Graduate School of the University of Pennsylvania. We believe Ms. O’Neil’s qualifications to sit on our Board include her expertise in finance, risk management, strategy development and corporate governance and her experience as a board member of other public companies.

Stephen Richards has served as a member of the Board of Directors since February 2008 and, he previously served as a member of the Board from January 2006 until November 2006. He served as Chief Financial Officer of McAfee, Inc., from April 2001 until his retirement in December 2004. He also concurrently served as Chief Operating Officer from November 2001 to December 2004. Prior to that, he was Chief Online Trading Officer of E*TRADE Group, Inc. His previous roles at E*TRADE also included: Senior Vice President, Corporate Development and New Ventures, Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to E*TRADE, he was Managing Director and Chief Financial Officer of Correspondent Clearing

at Bear Stearns & Companies, Inc., Vice President/Deputy Controller of Becker Paribas, and First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards is a Certified Public Accountant and a current member of the Board of Directors of Cray Inc., the UC Davis Foundation and Big Fix, Inc. During the period of 1999-2009, he served on the Board of Directors of Tradestation Group. He received a B.A. from the University of California at Davis and a M.B.A. in Finance from the University of California at Los Angeles. We believe Mr. Richards qualifications to sit on our Board include his corporate management experience serving as an officer at other public companies and his years of providing financial and strategic expertise to public and private companies.

Robert G. van Schoonenberg has served as a member of the Board of Directors since February 2008. He is the Former Executive Vice President, Chief Legal Officer and Secretary of the Board of Avery Dennison Corporation. He also served as Secretary and General Counsel at Avery Dennison for over 25 years. He is also Chairman and Chief Executive Officer of BayPoint Capital Partners, LLC and Managing Partner, General Counsel Law Partners, as well as a member of the Board of Directors of Altair Nanotechnologies, Inc. and Ryland Group, Inc. Mr. van Schoonenberg received his J.D. degree from University of Michigan School of Law, his M.B.A. from the University of Wisconsin at Madison and his undergraduate degree from Marquette University. Mr. van Schoonenberg also serves on the Board of Trustees for Southwestern University School of Law. We believe Mr. van Schoonenberg’s qualifications to sit on our Board include his twenty-five years of corporate management and corporate governance experience as an officer of a large global public company and his experience as a board member of other public and private companies.

Shawn McCreight, Victor Limongelli, Marshall Geller, Jeff Lawrence, Kathleen O’Neil, Stephen Richards and Robert van Schoonenberg and are each party to the Company’s form of Indemnification Agreement.

Board Committees and Meetings

During the fiscal year ended December 31, 2009, the Board of Directors held eight meetings. The Board of Directors has established three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Governance Committee. Kathleen O’Neil is our Lead Independent Director.

The current members of our Audit Committee are Stephen Richards, Kathleen O’Neil and Robert van Schoonenberg. Mr. Richards serves as the Chair of our Audit Committee. We believe that Mr. Richards, Ms. O’Neil and Mr. van Schoonenberg each qualify as Audit Committee financial experts, as defined in the rules of the Securities and Exchange Commission (“SEC”). The Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. It evaluates the independent registered public accountants’ qualifications, independence and performance, determines the engagement of the independent registered public accountants, approves the retention of the independent registered public accountants to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent registered public accountants on our engagement team as required by law, reviews our critical accounting policies and estimates, and discusses with management and the independent registered public accountants the results of the annual audit and the reviews of our quarterly financial statements. The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including compliance with its charter. The Audit Committee held nine meetings during the fiscal year ended December 31, 2009. All members of the Audit Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Audit Committee acts pursuant to a written charter.

The current members of our Compensation Committee are Robert van Schoonenberg, Marshall Geller, Jeff Lawrence and Stephen Richards, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. Mr. van Schoonenberg is the current chair of our Compensation Committee. The Compensation Committee has sole authority to determine our CEO’s compensation, and reviews and approves all compensation for all directors and for the executive officers, including any employment agreement, change in control arrangement, or severance arrangement for each executive officer. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance with its charter. The Compensation Committee held seven meetings during the fiscal year ended December 31, 2009. All members of the Compensation Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Compensation Committee acts pursuant to a written charter.

The current members of our Nominating and Governance Committee, referred to henceforth as the “Nominating Committee,” are Kathleen O’Neil, Robert van Schoonenberg, Jeff Lawrence and Marshall Geller. Ms. O’Neil is the current chair of the Nominating Committee. The Nominating Committee identifies prospective board candidates, recommends nominees for election to our Board of Directors and provides oversight in the evaluation of our board of directors. The Nominating Committee reviews and evaluates, at least annually, the performance of the Nominating Committee and its members, including compliance with its charter and oversees the evaluation process of the Board and its committees. The Nominating Committee held five meetings during the fiscal year ended December 31, 2009. All members of the Nominating Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Nominating Committee acts pursuant to a written charter.

During the fiscal year ended December 31, 2009, each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively. Each member of the Board of Directors attended the Company’s 2009 Annual Meeting of Stockholders.

2009 Director Committee Membership

Member	Board	Audit	Compensation[1]	Nominating[2]
Shawn McCreight	X
Victor Limongelli	X
Marshall Geller	X		X	X
Jeff Lawrence	X		X	X
Kathleen O’Neil	X	X		Chair
Stephen Richards	X	Chair	X
Robert van Schoonenberg	X	X	Chair	X
Total Meetings in Fiscal Year 2009	8	9	7	5

[1]	Prior to October 27, 2009, our Compensation Committee consisted of Mr. Geller (Chair), Mr. van Schoonenberg, Ms. O’Neil, Mr. Lawrence and Mr. Richards and for the remainder of fiscal year 2009, the Compensation Committee consisted of Mr. van Schoonenberg (Chair), Mr. Geller, Mr. Lawrence and Mr. Richards.
[2]	Prior to October 27, 2009, our Nominating and Governance Committee consisted of Mr. van Schoonenberg (Chair), Mr. Lawrence and Ms. O’Neil and for the remainder of fiscal year 2009, the Nominating and Governance Committee consisted of Ms. O’Neil (Chair), Mr. Geller, Mr. Lawrence and Mr. van Schoonenberg.

Director Nominations

The Nominating Committee evaluates and recommends to the Board of Directors director nominees for each election of directors.

In fulfilling its responsibilities, the Nominating Committee considers the following factors:

•	the appropriate size of the Board of Directors and its committees;

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly-held company;

•	academic experience in an area of the Company’s operations;

•	practical and mature business judgment;

•	applicable regulatory and securities exchange requirements; and

•	other criteria or qualifications relevant to the execution of future Company operational or strategic plans.

The Nominating Committee’s goal is to have a diverse Board of Directors, which for the Company means assembling a group of directors that brings to the Company a variety of perspectives, backgrounds and skills derived from high quality business and professional experience. In doing so, the Nominating Committee may also consider candidates with appropriate non-business backgrounds.

Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must, and believes that it is preferable that more than one member of the Board of Directors should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. In addition, the Nominating Committee recognizes that it must maintain compliance with Nasdaq Global Marketplace Rules 4350(c) and 4350(d)(2), which require that at least a majority of the members of the Board of Directors meet the definition of “independent director” under the Nasdaq Global Market qualification standards. The Nominating Committee also believes it appropriate for the Company’s Chief Executive Officer to participate as a member of the Board of Directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating Committee will evaluate any recommendation for a director nominee proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s common stock for at least one year by the date the stockholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. To be evaluated in connection with the Company’s established procedures for evaluating potential director nominees, any recommendation for a director nominee submitted by a qualifying stockholder must be received by the Company no later than 120 days prior to the anniversary of the date a proxy statement was mailed to stockholders in connection with the prior year’s annual meeting of stockholders, unless the date of the next annual meeting of stockholders is more than 30 days before or after the one-year anniversary of the prior Annual Meeting of Stockholders. Any stockholder recommendation for a director nominee must be submitted to the Company’s Chief Executive Officer in writing at 215 North Marengo Avenue, Suite 250, Pasadena, California 91101, and must contain the following information:

•

a statement by the stockholder that he/she is the holder of at least 1% of the outstanding shares of the Company’s common stock and that the stock has been held for at least one year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

•	the candidate’s name, age, contact information and current principal occupation or employment;

•

a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;

•	the candidate’s resume; and

•	three (3) references.

The Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Communications with Directors

Individuals may communicate with the Board by contacting: Secretary to the Board of Directors, Guidance Software, Inc., 215 North Marengo Avenue, Suite 250, Pasadena, California 91101; e-mail: bod@guidancesoftware.com.

All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate. The Company’s independent directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

Communications that are intended specifically for the lead independent director or the independent directors should be sent to the e-mail address or street address noted above, to the attention of the lead independent director.

Board Member Independence

The Board of Directors has determined that, except for Shawn McCreight and Victor Limongelli, all of the members of the Board of Directors are “independent” as independence is defined in the Nasdaq Stock Market qualification standards. Mr. McCreight and Mr. Limongelli are not considered independent because they are either currently, or have within the last three years been, employed by the Company.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all of our directors, employees and officers. The Code of Ethics contains general guidelines for conducting the business of our Company, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Corporate Governance Documents

The Company’s corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter and Code of Ethics are available, free of charge, on our website at www.guidancesoftware.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Investor Relations, Guidance Software, Inc., 215 North Marengo Avenue, Suite 250, Pasadena, California 91101.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. We also have a Lead Independent Director, who, among other things, coordinates the activities of the independent directors, presides at executive sessions and other meetings at which the Chairman is not present, and serves as a liaison between the independent directors and the Chairman and the Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, in conjunction with the Lead Independent Director, provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board.

Board Responsibilities

With respect to the Board’s role in risk oversight of the Company, the Board discusses the Company’s risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them.

PROPOSAL 2

APPROVAL OF THE SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN.

Second Amended and Restated 2004 Equity Incentive Plan

Introduction

On March 19, 2010 and subject to approval by the stockholders of Guidance Software, Inc. (the “Company”) pursuant to this proxy statement, the Company’s Board of Directors (the “Board”) adopted the Second Amended and Restated Plan. The Second Amended and Restated Plan amends the Guidance Software, Inc. First Amended and Restated Plan, as amended (the “First Amended and Restated Plan”) in the following material respects:

•	The Second Amended and Restated Plan increases the number of shares of the Company’s common stock available for awards by an additional 1,500,000 shares, to a total of 9,088,313 shares;

•	The definition of “change in control” under the plan has been expanded;

•	The Second Amended and Restated Plan amends the list of performance criteria that may be used for performance-based awards under the plan; and

•	The Second Amended and Restated Plan provides that the plan administrator may permit awards to be transferred without consideration to certain permitted transferees.

As of March 12, 2010, grants covering approximately 5,145,850 shares were outstanding under the First Amended and Restated Plan, and 645,664 shares remained available for issuance under the First Amended and Restated Plan. The First Amended and Restated Plan originally became effective on November 10, 2006, and was amended on March 17, 2008 and February 13, 2009 to provide for certain annual equity award grants to non-employee members of the Company’s Board (the “Non-Employee Directors”), as described below. At the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”), the stockholders approved an amendment to the First Amended and Restated Plan that accelerated to July 1, 2008 the automatic increase in the number of shares available under the plan that was scheduled to occur on January 1, 2009. The Company is now seeking stockholder approval of the Second Amended and Restated Plan with respect to the amendments described in this proposal and to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 162(m) of the Code generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1,000,000 in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation must be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals (including the maximum amount of compensation that could be paid to the employee) must be disclosed to and approved by the shareholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have been met prior to payment.

Section 162(m) of the Code contains a special rule for stock options and stock appreciation rights (or “SARs” and, individually, a “SAR”), which generally provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period, the material terms of the plan are disclosed to and approved by the shareholders and the compensation is based solely on an increase in the stock price after the grant date.

Notwithstanding these general requirements for qualified performance-based compensation, however, Section 162(m) of the Code contains a transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, which generally provides that compensation paid under a plan that existed prior to the initial public offering will not be subject to Section 162(m) of the Code until the earliest to occur of:

•	The first material modification of the plan;

•	The issuance of all of the shares of stock reserved for issuance under the plan;

•	The expiration of the plan; or

•

The first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation’s initial public offering was consummated (the earliest such event, the “Transition Date”).

The Company is now seeking stockholder approval of the Second Amended and Restated Plan, including the material terms of the performance goals for awards that may be granted thereunder, to enable the Compensation Committee to grant stock options and other awards which will qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

The material features of the Second Amended and Restated Plan, including the material terms of the performance goals for awards that may be granted thereunder, are described below. The description in this proposal is qualified in its entirety reference to the full text of the Second Amended and Restated Plan, a copy of which is attached as Appendix A to this proxy statement.

Purpose

The purposes of the Second Amended and Restated Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors and consultants and to promote the success of the Company’s business.

Administration

With respect to awards granted to Non-Employee Directors, the Second Amended and Restated Plan is administered by the full Board. With respect to all other awards, the Second Amended and Restated Plan is administered by the Compensation Committee. In addition, the Board may at any time exercise any rights and duties of the Compensation Committee under the Second Amended and Restated Plan except with respect to matters which under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Code are required to be determined in the sole discretion of the Compensation Committee. The plan administrator has the exclusive authority to administer the Second Amended and Restated Plan, including, but not limited to, the power to designate participants to whom options and stock purchase rights may from time to time be granted, the types and sizes of awards, the number of awards to be granted and the number of shares of Common Stock to which an award will relate, the price and timing of awards and the acceleration or waiver of any vesting restriction.

Eligibility

Employees and consultants of the Company or any parent or subsidiary corporation and members of the Board are eligible to receive stock options and stock purchase rights under the Second Amended and Restated Plan. Only employees of the Company or any parent or subsidiary corporation are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Code. As of March 12, 2010, approximately 350 individuals were eligible to participate in the Second Amended and Restated Plan.

Shares Available for Awards

Subject to certain adjustments set forth in the plan, the maximum number of shares of Common Stock that may be subject to stock options and other awards under the First Amended and Restated Plan, without giving effect to the proposed amendment and restatement increasing the number of shares available for grant thereunder, is 7,588,313. If the Second Amended and Restated Plan is approved by the Company’s stockholders, the maximum number of shares of Common Stock that may be subject to options and other awards under the Second Amended and Restated Plan will be increased by an additional 1,500,000 shares to 9,088,313 shares. If any shares covered by an award granted under the Second Amended and Restated Plan are forfeited, or if an award expires, terminates or is canceled (other than by reason of exercise or vesting), then the shares covered by the award will again be available for grant under the Second Amended and Restated Plan. Shares of restricted stock that are forfeited or repurchased by the Company at their original purchase price will become available for future grant under the Second Amended and Restated Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to an award may again be available for future grants of awards.

Awards

The Plan authorizes grants to employees of the Company or any parent or subsidiary corporation of stock options that are intended to qualify as “incentive stock options” under Section 422 of the Code. The Plan also authorizes grants of non-qualified stock options and stock purchase rights to eligible employees, consultants and members of the Board. The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the Second Amended and Restated Plan during any calendar year is 1,000,000.

Stock Options

Stock options granted under the Second Amended and Restated Plan may be either incentive stock options or nonqualified stock options. The per share exercise price of stock options granted pursuant to the Second Amended and Restated Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of the Company’s stock unless the per share exercise price is at least 110% of the fair market value of a share of Common Stock on the date of grant.

The plan administrator will determine the methods by which the exercise price of a stock option may be paid, the form of payment, and the methods by which shares of Common Stock are delivered or deemed delivered to the optionees. A participant may be permitted to pay the exercise price of a stock option or taxes relating to an option’s exercise by delivering shares owned by the optionee or issuable upon exercise of the option. The term of a stock option is set by the plan administrator, provided that the term of the option may not be longer than ten years from the date the option is granted (or in the case of an incentive stock option granted to a grantee who owns more than 10% of the Company’s stock, five years from the date of grant).

Stock Purchase Rights

Eligible employees, consultants and directors may be issued shares of restricted stock pursuant to the grant of stock purchase rights under the Second Amended and Restated Plan. Restricted stock grants may be made in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock awards will be evidenced by a written agreement which may provide for restrictions on transferability, the right to repurchase shares upon the occurrence of certain specified events (such as a participant’s termination, divorce, bankruptcy or insolvency) and such other restrictions as the plan administrator may determine. These restrictions and rights may lapse separately or in combination and at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines. In addition, any participant who exercises an “early exercise” option prior to its vesting will be issued restricted stock subject to similar restrictions.

Performance-Based Awards

The plan administrator may grant stock purchase rights (and issue restricted stock upon such purchase) as qualified performance-based compensation to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code. Such grants are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes.

With respect to any stock purchase rights or restricted stock granted as performance-based awards, and within 90 days following the commencement of any fiscal year or other designated period of service, the plan administrator shall, in writing, (a) designate one or more covered employees, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals and amounts of such awards which may be earned for such performance period and (d) specify the relationship between performance criteria and the performance goals and the amounts of such awards to be earned by each covered employee for such performance period.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, gross or net sales or revenue, net income (either before or after taxes and share-based compensation), adjusted net income, operating earnings or profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit or operating margin, productivity, expense, costs, funds from operations, margins, operating efficiency, customer satisfaction, working capital, earnings per share, adjusted earnings per share, price per share, market share, regulatory body approval for commercialization of a product, implementation or completion of critical projects, economic value, booked revenue pursuant to revenue recognition policies of the Company, and growth in deferred revenue. These performance criteria may be measured either in absolute terms by comparison to comparable performance in an earlier period(s) or as compared to results of a peer group, industry index, or other company or companies. With regard to a particular performance period, the Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period.

In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Any such award will be subject to such additional terms and conditions as required by Section 162(m) of the Code.

Non-Employee Director Grants

2008 Restricted Stock Award. Each individual who was a Non-Employee Director immediately prior to the 2008 Annual Meeting and who continued to serve as a Non-Employee Director following the 2008 Annual Meeting was automatically awarded 7,500 shares of restricted stock effective as of the date of the 2008 Annual

Meeting (the “2008 Restricted Stock”). Subject to the Non-Employee Director’s continued service with the Company, the award of 2008 Restricted Stock will vest with respect to 25% of the shares subject thereto on each of the first four anniversaries of the first day of the calendar quarter in which the date of grant occurs. Non-Employee Directors elected for the first time to the Board at the 2008 Annual Meeting were not eligible to receive an award of 2008 Restricted Stock on the date of such annual meeting.

Annual Restricted Stock Award. Commencing with the Company’s first annual meeting of stockholders following the 2008 Annual Meeting, each individual who is a Non-Employee Director immediately prior to each annual meeting of stockholders and who continues to serve as a Non-Employee Director following such annual meeting will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $75,000 by (ii) the fair market value of a share of Common Stock on the date of such annual meeting (the “Annual Restricted Stock”). Subject to the Non-Employee Director’s continued service with the Company, each award of Annual Restricted Stock will vest with respect to 25% of the shares subject thereto on each of the first four anniversaries of the date of grant. A Non-Employee Director elected for the first time to the Board at an annual meeting of stockholders will not be entitled to receive an award of Annual Restricted Stock on the date of the annual meeting at which he or she is initially elected. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Annual Restricted Stock.

Transferability of Awards

Under the First Amended and Restated Plan, awards may not be transferred other than by will or the laws of descent or distribution. The Second Amended and Restated Plan amends this transferability provision to allow the plan administrator, in its sole discretion, to grant awards that any may be transferred to “family members” of the holder, within the meaning of the Securities Act, or any other transferee specifically approved by the plan administrator after taking into account any state, federal, local or foreign tax and securities laws. The Second Amended and Restated Plan provides that no award may be transferable for consideration absent stockholder approval.

Adjustment of Securities

In the event of any distribution, change in capitalization, or corporate transaction or event that affects the Common Stock, the Compensation Committee will make proportionate adjustments to any or all of the following in order to reflect such change or event: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which stock options or stock purchase rights may be granted under the Second Amended and Restated Plan, (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding options, stock purchase rights, or restricted stock, and/or (iii) the grant or exercise price of any option or stock purchase right.

The Committee also has the authority under the Second Amended and Restated Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction or change in the Company’s corporate structure or capitalization, including provision for the cash-out, termination, assumption or substitution of such awards.

Change in Control

The Second Amended and Restated Plan generally provides that if a change in control occurs and outstanding awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the change in control such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. In addition, as in the case for awards granted under the First Amended and Restated Plan, awards granted under the Second Amended and Restated Plan may, at the plan administrator’s discretion, be subject to fully accelerated vesting in the event of a change in control (as defined under the plan), provided that the holder of the award continues to be a service provider until the change in control occurs. It has been the Company’s practice to provide that awards will be subject to such accelerated vesting and the Company will likely continue this practice.

The Second Amended and Restated Plan generally provides that the occurrence of any of the following events will constitute a change in control under the plan: (i) a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, Shawn McCreight or The McCreight Living Trust, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) hereof whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (iv) the Company’s stockholders approve a liquidation or dissolution of the Company.

Under the First Amended and Restated Plan, a change in control was generally limited to the occurrence of either of the following events: (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own, directly or indirectly, less than 50% of the continuing or surviving entity’s voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (ii) a sale or other disposition of all or substantially all of the stock or assets of the Company.

Amendment, Modification or Termination

The Board has the authority to suspend, terminate, or amend the Second Amended and Restated Plan at any time. However, no amendment will be effective unless approved by the Company’s stockholders if stockholder approval is required by law, and no action of the Board may, without stockholder approval, increase the maximum number of shares issuable under the Second Amended and Restated Plan, or extend the term of the Second Amended and Restated Plan. In addition, no amendment, suspension, or termination may impair any existing participant’s rights under the Second Amended and Restated Plan or any award without the written consent of such participant. No award may be granted under the Second Amended and Restated Plan on or after February 5, 2014.

Federal Income Tax Aspects of Awards under the Plan

The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options and stock purchase rights. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Second Amended and Restated Plan. The laws governing the tax aspects of these awards are highly technical and such laws are subject to change. Different tax rules may apply to specific participants and transaction under the Second Amended and Restated Plan, particularly in jurisdictions outside the United States.

Stock Options. If a stock option qualifies for incentive stock option treatment, the optionee will recognize no income upon grant or exercise of the option except that at the time of exercise, the excess of the then fair market value of the Common Stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, upon an optionee’s sale of his or her shares of Common Stock, any gain will be taxed to the optionee as capital gain. If the optionee disposes of his or her shares of Common Stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

An optionee will not recognize any taxable income at the time the optionee is granted a nonqualified stock option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Stock over the exercise price, and the Company will be entitled to a corresponding deduction at the time of exercise, subject to Sections 162(m) and 280G of the Code. Upon an optionee’s sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the Common Stock has been held for at least the applicable long-term capital gain period (currently 12 months).

Stock Purchase Rights. Generally, a participant will not be taxed upon the grant of a stock purchase right or the issuance of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will generally recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the difference between the fair market value of the Common Stock and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the participant would otherwise be taxable under Section 83 of the Code.

Section 162(m) of the Code. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1,000,000 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, as more fully described above, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation.”

If approved by the stockholders, the Second Amended and Restated Plan will permit the Compensation Committee to grant stock options and other awards which will qualify as “qualified performance-based compensation.” Even if approved by the stockholders, the Second Amended and Restated Plan allows the plan administrator to make awards that would not be performance-based for purposes of the exemption from the limitations of Section 162(m) of the Code, and nothing precludes the plan administrator from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m) of the Code.

Section 280G of the Code. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Code, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

New Plan Benefits

The number of awards that the Company’s executive officers and other employees may receive under the Second Amended and Restated Plan is in the discretion of the plan administrator and therefore cannot be determined in advance. As described above, Non-Employee Directors are entitled to receive an annual award of restricted stock with a value of $75,000 for their service on our Board.

Certain tables below under the general heading “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year End Table, Option Exercises and Stock Vested Table, and Equity Compensation Plan Information Table, set forth information with respect to prior awards granted to the Company’s individual named executive officers under the First Amended and Restated Plan. In addition, the table below sets forth the estimated awards expected to be made under the Second Amended and Restated Plan to our Non-Employee Directors during 2010. Except with respect to the annual equity grants made to our Non-Employee Directors as described above, awards under the Second Amended and Restated Plan are subject to the discretion of the Compensation Committee, and the Compensation Committee has not made any determination with respect to future grants to any persons under the Second Amended and Restated Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by participants, except for the grants to Non-Employee Directors.

New Plan Benefits

Under Second Amended and Restated 2004 Equity Incentive Plan

in Fiscal Year 2010

Name	Dollar Value ($)		Number of Shares/Units Covered by Awards
Victor Limongelli, Director, President and Chief Executive Officer		(1)		(1)
Barry Plaga, Chief Financial Officer		(1)		(1)
Larry Gill, Senior Vice President, Worldwide Sales		(1)		(1)
Mark Harrington, General Counsel and Corporate Secretary		(1)		(1)
All current executive officers as a group		(1)		(1)
All current directors who are not executive officers as a group	$375,000	(2)		(1)
All employees who are not executive officers as a group		(1)		(1)

(1)	Not determinable at this time.
(2)	Assumes that each Non-Employee Director will receive an annual grant of restricted stock with a value of $75,000 on the date of the annual meeting of stockholders.

The following table provides information as of March 12, 2010, with respect to awards granted under the First Amended and Restated Plan to the Company’s individual named executive officers and other groups since the inception of the plan in 2004.

Awards Granted Under 2004 Equity Incentive Plan

Since Inception of Plan Through March 12, 2010

Name	Number of Shares Underlying Option Grants		Number of Restricted Stock Grants
Victor Limongelli, Director, President and Chief Executive Officer	1,119,154		151,536
Barry Plaga, Chief Financial Officer	125,000		80,000
Larry Gill, Senior Vice President, Worldwide Sales	60,000		88,150
Mark Harrington, General Counsel and Corporate Secretary	110,000		39,615
All current executive officers as a group	1,982,359		528,359
All current non-employee directors as a group	245,600		123,750
Shawn McCreight, Director and Chief Technology Officer	—		—
Marshall Geller, Director	40,000		26,250
Jeff Lawrence, Director	40,000		18,750
Kathleen O’Neil, Director	44,800		26,250
Stephen Richards, Director	80,800	(1)	26,250
Robert van Schoonenberg, Director	40,000		26,250
All employees who are not executive officers, as a group	5,585,683		1,237,709

(1)	Mr. Richards was previously elected to the Board of Directors on January 1, 2006 and during his term was granted a stock option to purchase 40,800 shares. Upon his resignation from the Board on November 10, 2006, such option grant was cancelled. Upon his re-appointment to the Board on February 15, 2008, Mr. Richards received another option grant to purchase 40,000 shares.

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal. Unless marked otherwise, proxies received will be voted “FOR” the approval of the Second Amended and Restated Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Our Board of Directors first approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm on March 9, 2006 and Deloitte & Touche LLP has previously audited our consolidated financial statements for the years ended December 31, 2005, 2006, 2007, 2008 and 2009.

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010 and has further directed that the selection of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Company has entered into an engagement agreement with Deloitte & Touche LLP, which agreement sets forth the terms by which Deloitte and Touche LLP will perform audit services for the Company. The engagement agreement is subject to alternative dispute resolution procedures.

As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 31, 2009 by Deloitte & Touche LLP, the Company’s independent registered public accountants for that period, is compatible with maintaining their independence. The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2008 and 2009 by Deloitte & Touche LLP:

	2008($)	2009($)
Audit Fees(1)	1,444,000	1,054,800
Tax Fees(2)	262,000	178,625

Total	1,706,000	1,233,425

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly consolidated financial statements.
(2)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accountant and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval.

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal. Unless marked otherwise, proxies received will be voted “FOR” the approval of the Proposal.

Report of the Audit Committee and Other Audit Committee Matters

The Audit Committee has recommended the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2009 and has reviewed their audit scope and plans. In reaching its recommendation, the Audit Committee considered the qualifications of Deloitte & Touche LLP and discussed with Deloitte & Touche LLP their independence, including a review of the audit and non-audit services provided by them for the Company. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and by the Sarbanes-Oxley Act of 2002, and it received and discussed with Deloitte & Touche LLP their written independence letter issued on April 20, 2009 as required by Independence Standards Board Standard No. 1.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by any independent registered public accounting firm responsible for providing an opinion on the Company’s consolidated financial statements filed with the SEC. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have the delegated authority from the Audit Committee to pre-approve additional services, and then must communicate such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, applicable law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Guidance Software, Inc. (the “Company”) has reviewed and discussed the audited financial statements for fiscal year 2009 with management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Committee asked a number of follow-up questions of management and the independent registered public accounting firm to help give the Committee comfort in connection with its review.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Company’s proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by the Committee.

AUDIT COMMITTEE

Stephen Richards (Chair)

Kathleen O’Neil

Robert van Schoonenberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the shares of our common stock as of February 24, 2010, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each executive officer listed in the Summary Compensation Table, (iii) each of our directors, and (iv) all of our executive officers and directors as a group.

Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder. Except as otherwise indicated, the address of each of the persons in this table is c/o Guidance Software, Inc. 215 North Marengo Avenue, Suite 250, Pasadena, California 91101.

Name of Beneficial Owners	Shares Beneficially Owned
	Number	Percent(1)
Owners of 5% or More of Outstanding Shares
Shawn McCreight(2)	10,328,484	43.50
John Patzakis(3)	2,250,000	9.48
S Squared Technology, LLC(4)	1,456,300	6.13
Named Executive Officers:
Victor Limongelli(5)	541,074	2.28
Barry Plaga(6)	90,031	*
Larry Gill(7)	95,778	*
Mark Harrington(8)	130,664	*
Directors
Marshall Geller(9)	59,950	*
Jeff Lawrence(10)	48,750	*
Kathleen O’Neil(11)	72,975	*
Stephen Richards(12)	53,250	*
Robert van Schoonenberg(13)	59,250	*
Executive officers and directors as a group (15 persons)(14)	11,918,761	50.20

*	Represents less than 1%.
(1)	Applicable percentage ownership is based on 23,741,934 shares of common stock and unvested shares of restricted stock that were outstanding as of February 24, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options currently exercisable, or exercisable within 60 days after February 24, 2010, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Consists of 10,328,484 shares held by The McCreight Living Trust, of which Mr. McCreight and his spouse, Jennifer McCreight, are trustees. In their capacity as trustees, Mr. and Mrs. McCreight exercise all voting and investment power with respect to the shares owned by The McCreight Living Trust. Does not include 156,986 shares held by the McCreight Irrevocable Trust for which Mr. and Mrs. McCreight have no voting or investment power.
(3)	Information provided pursuant to a Schedule 13G form filed by Mr. Patzakis on February 16, 2010.
(4)	Information provided pursuant to a Schedule 13G form filed by S Squared Technology, LLC, S Squared Technology Partners, L.P, Seymour L. Goldblatt and Kenneth A. Goldblatt, on February 10, 2010.
(5)	Includes 390,404 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after February 24, 2010.
(6)	Includes 12,500 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after February 24, 2010.
(7)	Includes 15,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after February 24, 2010.

(8)	Includes 95,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after February 24, 2010.
(9)	Includes 20,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after February 24, 2010, and includes 13,700 shares held in the name of Marshall S. Geller and Patricia Geller as Co-Trustees of the Geller Living Trust U/D/T dated July 26, 2002.
(10)	Includes 20,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after February 24, 2010, and includes 10,000 shares held in the name of the Lawrence-Troth Family Trust.
(11)	Includes 42,925 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after February 24, 2010.
(12)	Includes 20,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after February 24, 2010.
(13)	Includes 20,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after February 24, 2010, and includes 13,000 shares held in the name of the Robert van Schoonenberg Trust, dated March 11, 1998.
(14)	Includes an aggregate of 924,633 shares issuable upon the exercise of options granted to our executive officers and directors that are vested and exercisable within 60 days after February 24, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were substantially met in a timely manner.

Equity Compensation Plan Information

Information about our equity compensation plans at December 31, 2009 was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares to be Issued Upon Vesting of Restricted Stock Awards	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by our stockholders	3,785,481	$8.67	1,043,011	1,059,558

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis explains our executive compensation philosophy, each element of our executive compensation program and the decisions made with respect to 2009 for our named executive officers (“NEOs”). Our 2009 NEOs consist of Victor Limongelli, President and Chief Executive Officer, Barry Plaga, Chief Financial Officer, Larry Gill, Senior Vice President, Worldwide Sales, Mark Harrington, General Counsel and Corporate Secretary, and Shawn McCreight, Chief Technology Officer and Chairman of the Board. The Company’s compensation philosophy is that compensation programs should be designed to attract, motivate and retain highly qualified employees. Historically, the Company has aimed to provide its employees with base salary to offer a degree of financial certainty and stability, annual incentive compensation to help motivate our employees to achieve annual short-term objectives, and equity incentive awards to reward the creation of stockholder value over the long term. Our philosophy, however, is to protect stockholder value by paying only for excellent performance by our employees and not to pay for sub-par performance.

Processes and Procedures for Considering Compensation

Compensation Committee Scope of Authority

The Committee has authority: (1) to discharge the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company, and (2) to oversee the development and implementation of succession planning for Company senior management positions.

In addition to the powers and responsibilities expressly delegated to the Committee in its charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in its charter or otherwise may be exercised and carried out by the Committee as it deems appropriate without requiring Board approval, and any decision made by the Committee, including any decision to exercise or refrain from exercising any of the powers delegated to the Committee, is at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee has and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee has the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Role of the Compensation Committee in Determining or Recommending Compensation

The Committee, at least annually, reviews and approves corporate goals and objectives relating to the compensation of the Company’s Chief Executive Officer (the “CEO”), evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the compensation of the CEO based on such evaluation. The Committee has sole authority to determine the CEO’s compensation. In addition, the Committee, at least annually, reviews and approves all compensation for all directors and for the Named Executive Officers, including any employment agreement, change in control arrangement, or severance arrangement for each Named Executive Officer. The Committee also reviews and approves annual corporate goals and objectives for our Named Executive Officers and evaluates performance of these officers in light of those goals and objectives and approves compensation for these officers based on such evaluations.

The Committee periodically manages and reviews all annual bonus, long-term incentive compensation, equity award, employee pension and welfare benefit plans, including our 401(k) plan, long-term incentive plan, annual cash incentive plan and others. The Committee also establishes and periodically reviews policies concerning perquisite benefits. The Committee periodically reviews the Company’s policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code and determines the Company’s policy with respect to change of control or “parachute” payments.

Role of the Chief Executive Officer in Determining or Recommending Compensation

The CEO does not determine his compensation and, since the formation of the Committee, has not determined the compensation of the other Named Executive Officers. However, the Committee may request proposals from the CEO from time to time regarding incentive compensation targets or other compensation for any Named Executive Officers. In general, the CEO makes recommendations to the Compensation Committee regarding compensation changes for his reports and the Compensation Committee meets in executive session to discuss the CEO’s annual compensation.

Compensation Consultant

The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

In 2008 and prior to December 2009, our Lead Independent Director and member of the Compensation Committee engaged Pearl Meyer & Partners to advise the Compensation Committee on matters related to CEO and executive compensation, non-employee board of director remuneration and assistance with preparing compensation disclosure for inclusion in the Company’s SEC filings. In December 2009, the Compensation Committee authorized its Chairperson to engage the services of Frederic W. Cook & Co. to advise the Compensation Committee on matters related to CEO and executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in the Company’s 2010 SEC filings. Neither Pearl Meyer & Partners nor Frederic W. Cook & Co. has conducted any business with the Company other than work for the Compensation Committee on these matters. We consider both Pearl Meyer & Partners and Frederic W. Cook & Co. to be independent consultants. However, in fulfilling their responsibilities, Pearl Meyer & Partners and Frederic W. Cook & Co. may interact with management or the Company’s other outside advisors to the extent necessary or appropriate.

Compensation Philosophy and Peer Group Review

The Compensation Committee and the Company worked with Pearl Meyer & Partners to develop a list of comparative companies for the purpose of reviewing executive compensation for fiscal year 2007, which was also used by the Compensation Committee for purposes of establishing executive compensation for fiscal years 2008 and 2009. Our peer review analysis did not identify a suitable peer for Mr. McCreight in his capacity as Chairman of our Board of Directors and principal shareholder, but it did identify suitable peers for him in his capacity as Chief Technology Officer. Compensation of the NEOs was compared by our compensation consultant to a blend of compensation data from twenty-three publicly traded peer companies. The twenty-three peer companies selected were in the software industry, had revenues ranging from $75 to $175 million and served mainly business customers. The peer companies for 2009 were: (i) Accelrys, Inc., (ii) Actuate Corp., (iii) American Software, Inc., (iv) Applied Digital Solutions, Inc., (v) Captaris, Inc., (vi) Callidus Software, Inc., (vii) Chordiant Software, Inc., (viii) Computer Programs & Systems, Inc., (ix) Concur Technologies, Inc., (x) Double-Take Software, Inc., (xi) Echelon Corp., (xii) Emageon, Inc., (xiii) FalconStor Software, Inc., (xiv) Interactive Intelligence, Inc., (xv) NetSuite, Inc., (xvi) OPNET Technologies, Inc., (xvii) Packeteer, Inc., (xviii) Pegasystems, Inc., (xix) Phase Forward, Inc., (xx) QuadraMed Corp., (xxi) SoftBrands, Inc., (xxii) Ultimate Software Group, Inc. and (xxiii) The Unica Corporation (the “2008 Market Study”).

The Company’s goal is to attract and retain executives that are capable of executing our business and growth strategy. To this end, the Compensation Committee has designed our executive compensation program so that achieving the target total compensation level (consisting of base salary and annual incentive compensation and equity grants) requires attaining strategic objectives, corporate performance goals and individual goals. Base salary is the non-variable portion of the compensation of our Named Executive Officers. Our annual cash bonuses aim to compensate executives for annual performance of the Company in a given reporting year, while equity compensation is designed to compensate corporate executives for long-term growth and performance of the Company in a manner that maximizes shareholder value. The Company’s compensation philosophy is that target total compensation level (consisting of base salary and annual incentive compensation and equity grants)

should, over time, approximate the fiftieth percentile, when measured against comparable executives at peer group companies, with individual variations for specific NEOs in a given fiscal year reflecting their experience, role, competency, ability to affect future results, and previous compensation levels in the case of recent hires. For 2009, target total compensation for individual NEOs, when measured against the peer group, were as follows:

Name	Position	2009 Target Direct Compensation ($000)	Peer Group Base Salary Percentile and Total Direct Compensation ($000)			Guidance Software Variance from Peer Group
			25th	Median	75th	25th	Median	75th
Victor Limongelli	CEO and President	$921	$894	$1,270	$1,783	3%	-27%	-48%
Barry Plaga	CFO	$525	$434	$560	$742	21%	-6%	-29%
Larry Gill	SVP Sales	$716	$464	$582	$693	54%	23%	3%
Mark Harrington	GC and Corporate Secretary	$419	$340	$451	$599	23%	-7%	-30%
Shawn McCreight	Chief Technology Officer	$250	$278	$428	$575	-10%	-42%	-57%

Over time, in keeping with the Company’s compensation philosophy, the Compensation Committee intends to target total target direct compensation of our NEOs to approximate the fiftieth percentile of peer companies. In January 2009, however, after reviewing the 2008 Market Study and considering general market and economic conditions in existence at that time, the Compensation Committee decided not to increase the base salary or target annual bonuses of our NEOs for 2009. As a result, the target total direct compensation of most NEOs remained below the median of the peer group. With respect to Mr. Gill, his total target direct compensation was above the 75th percentile of the peer group because the Compensation Committee recommended, based on its assessment of his individual performance and criticality to future success, as well as his historical equity grants and holdings, and cash compensation, and the Board awarded, an equity grant to Mr. Gill of 50,000 shares of restricted stock, for retention and incentive purposes, as detailed in Long-Term Incentives, below.

Base Salaries

Base salaries for Named Executive Officers are set with regard to the individual’s position within the Company and the individual’s current and sustained performance results. Base salary levels, and any increases or decreases to those levels for each executive, are reviewed annually by the Compensation Committee, and may be adjusted based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive, the performance of the executive’s area of responsibility, the executive’s significant impact on strategic goals, the length of service with the Company, or revisions to the Company’s compensation philosophy. In January 2009, after reviewing the 2008 Market Study and considering general market and economic conditions in existence at that time, the Compensation Committee decided not to increase the base salary of any NEO for 2009. After reviewing a new 2010 market study and relevant Company performance in 2009, the Committee decided not to increase the base salary of any NEO for 2010. Base salaries for 2008, 2009 and 2010 are summarized below:

Name	Base Salary 2010, 2009, 2008
Victor Limongelli	$350,000
Barry Plaga	$325,000
Larry Gill	$250,000
Mark Harrington	$235,000
Shawn McCreight	$250,000

Annual Cash Incentives

In addition to base salaries, the Compensation Committee believes that annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals. Annual cash incentives for Named Executive Officers in 2009 were targeted to fall within the fiftieth to seventy-fifth percentile of comparable levels of our peer groups in the 2008 Market Study. Each year, the Compensation Committee establishes a range of cash incentive bonus opportunities for the Company’s managers (“Target Annual Incentives”), including the Named Executive Officers. The Compensation Committee then works with the CEO to develop corporate and/or individual performance goals that are set at levels the Compensation Committee believes are challenging, but possible, for the Named Executive Officers to achieve. The Compensation Committee also works with the CEO to establish the CEO’s individual performance metrics which were designed to reward the CEO for executing on operational goals related to the relative performance of the Company in certain strategic and operational objectives. The amounts of annual cash incentives increase to the extent the Company and the individual meet and exceed performance expectations.

At the end of each year, the Committee measures the level of achievement for each corporate and/or individual performance goal and awards credit for the achievement of goals as a percentage of the Target Annual Incentive. Final determinations as to annual cash incentive levels are then based on the achievement of applicable goals. Actual incentives are generally paid to the executives in the first quarter of the subsequent fiscal year.

For 2009, the Compensation Committee established a Target Annual Incentive for our Named Executive Officers, other than Messrs. Gill and McCreight, based on the following:

(1)	75% of the Target Annual Incentive consisted of the Company’s achievement of certain financial targets (collectively, the “Financial Metric”), which consisted of the following:

(a)	50% of the Financial Metric was based on a sliding scale depending on the Company’s achievement of revenue recognized in accordance with accounting principles generally accepted in the United States (“Revenue”), and

(b)	50% of Financial Metric was based on a sliding scale depending on the Company’s achievement of operating income (before share-based compensation) (“Operating Income”)

(2)	25% of the Target Annual Incentive was based on the extent of successful completion of three operating goals established by the Compensation Committee for the Chief Executive Officer, or recommended by the Chief Executive Officer to the Compensation Committee for approval and approved by the Compensation Committee for the other Named Executive Officers, which we refer to as the Management By Objective Metric (the “MBO Metric”).

Financial Metric

For the Financial Metric, a sliding scale was adopted whereby the initial threshold payment was 5%, the median threshold payout was 75%, the target payout was 100% and the maximum payout was 200% of the Named Executive Officer’s Target Annual Incentive, calculated as follows:

•	50% of the Financial Metric was based on a sliding scale depending on the Company’s achievement of Revenue, and

•	50% of the Financial Metric was based on a sliding scale depending on the Company’s achievement of Operating Income.

The Revenue component and Operating Income component were independent of each other. The initial threshold for requiring any payment of the Revenue component by the Company was achievement of $91,000,000 in Revenue and the initial threshold for requiring any payment of the Operating Income component by the Company, was achievement of $500,000 in Operating Income. A payout of 5% of the Financial Metric could have been achieved by the Named Executive Officer if the Company achieved the initial threshold of either the Revenue component or the Operating Income component but did not achieve the initial threshold of the other component. The median threshold payout would have been met if the Revenue component was greater than $100,000,000 and the Operating Income component was at least $5,500,500, resulting in a payout of 75% of the Financial Metric for each Named Executive Officer. The target payout of 100% of the Financial Metric could have been achieved if the Revenue component was $105,000,000 and Operating Income component was $8,500,000. The maximum payout of 200% could have been achieved if the Revenue component was at least $115,000,000 and the Operating Income component was at least $14,500,000.

For 2009, the Company’s actual Revenue was $74.9 million and Operating Loss was $14.4 million which placed performance below the initial threshold of the corresponding Revenue and Operating Income components of the Financial Metric described above. As a result, 0% of the Financial Metric amount of the Target Annual Incentive was paid to our Named Executive Officers for 2009 performance.

MBO Metric

The MBO Metric was awarded as follows: 100% of the MBO Metric was payable if the executive achieved all three operational goals, 80% of the MBO Metric was payable if the executive achieved two operational goals, and 0% of the MBO Metric was payable if the executive achieved fewer than two of the operational goals.

The individual operational goals of the Named Executive Officers are dynamic, short-term goals that are specific to the individual’s area of responsibility and aligned with the Company’s strategic plan, including goals relating to items such as obtaining new customers, cost and expense levels, timely completion of tasks within the NEO’s business division, and satisfactory individual performance. The Company believes that these targets are attainable only with significant effort by the NEO while remaining realistic.

The achievement of the operational goals of their respective MBO Metrics, resulted in a cash payment of $87,500 to Mr. Limongelli, $50,000 to Mr. Plaga and $26,438 to Mr. Harrington.

Mr. Gill

Upon Mr. Gill’s promotion to Senior Vice President of Sales in 2008, in lieu of the annual cash incentive plan applicable to the other Named Executive Officers as described above, Mr. Gill became eligible to participate in a commission-based plan that included an On Target incentive (rather than an MBO Metric or Financial Metric). The On Target incentive consisted of a commission component based on licensed product revenues and a bonus component based on the achievement of certain quarterly and annual overall Company revenue targets. Mr. Gill’s target amount for the On Target incentive was $270,000, consisting of $130,000 with respect to the commission component and $140,000 with respect to the bonus component. The On Target commission component was based on a sliding scale related to the extent the Company achieved licensed product revenue goals in 2009. Using this model, Mr. Gill’s On Target commission was $130,000, which would have been payable to him if the Company had achieved approximately $54 million in license revenue. Mr. Gill’s commission plan included a minimum payout of 0% if the Company achieved no license revenue and approximately $911,000 if the Company realized $100,000,000 in license revenue. There was no cap on the amount of total commission-based compensation that Mr. Gill could have achieved in 2009; however, the commission rate applicable to additional revenue over $80,995,911, was capped at 2%. Licensing revenues for 2009 were $34,068,000 which correlated into a commission rate of 0.20% on the sliding scale used for Mr. Gill, which calculated into commissions of $66,695 earned for 2009 performance. Mr. Gill’s On Target bonus incentives totaled $140,000 which were based on similar operational objectives to the MBO Metric discussed above for Messrs. Limongelli, Plaga and Harrington. In 2009, Mr. Gill did not achieve any of the quarterly or annual operational goals, resulting in no pay-out of his On Target bonus incentives.

Mr. McCreight

Mr. McCreight elected not to participate in the Company’s annual incentive bonus plan for 2009.

Summary

The following are the target and actual annual cash incentive payments for the Named Executive Officers in 2009:

Name	2009 Target Annual Incentive Bonus	2009 Actual Annual Incentive Bonus(1)
Victor Limongelli	$350,000	$87,500
Barry Plaga	$200,000	$50,000
Larry Gill	$270,000	$66,695	(2)
Mark Harrington	$105,750	$26,438
Shawn McCreight	$—	$—	(3)

(1)	The payment of the Target Annual Incentive also required that Messrs. Limongelli, Plaga and Harrington remain employed as of December 31, 2009. Actual incentive bonuses for 2009 were paid on February 17, 2010.
(2)	Mr. Gill’s actual incentive bonus consisted of the payment of sales commissions under the commission plan entered into between Mr. Gill and the Company during 2009.
(3)	Mr. McCreight declined to participate in the Company’s 2009 annual cash incentive plan.

Long-Term Incentives

For certain of the Named Executive Officers, long-term incentives consist of stock options or restricted stock. Restricted stock and stock options generally vest in equal installments over four years and stock options are priced at the closing price of our common stock on the date of grant, and generally expire ten years after the grant date. In 2009, we did not base our equity grants on the achievement or attainment of specific or aggregate numerical performance targets other than to plan that such grants when combined with other forms of compensation, target total compensation that, in the aggregate, over time, is aimed to be at the median of compensation with our peer group. The Company has not historically utilized a formal, regular annual equity award program. Rather, executives have been provided an equity grant at the time of hire and subsequent awards have been discretionary and tied to the Compensation Committee’s assessment of the individual’s performance and criticality to future success, historical equity grants and holdings, and cash compensation. As a result, the relative size of equity awards may vary significantly among our NEOs depending on the performance, experience and contributions of the individual executive.

In 2009, the Board considered a number of specific factors in determining the equity award for Mr. Limongelli, which included the following: (i) Company performance, (ii) individual performance, (iii) 2008 Market Study peer group capital adjusted grant sizes at the median and 75th percentiles, (iv) the retention value (or lack thereof) of prior performance based grants awarded by the Board in 2007, (v) incentives to achieve long-term strategic objectives, and (vi) the relative size of grants to the CEO’s direct reports. The Board also considered several types of equity awards and concluded that a stock option grant for Mr. Limongelli would more closely match the relative performance of the Company’s stock over time when compared to other forms of equity awards. Based on such factors, in 2009, the Compensation Committee granted stock options to purchase 100,000 shares to Mr. Limongelli which vest in equal installments on March 23, 2010, 2011, 2012 and 2013, so long as Mr. Limongelli remains an employee of the Company.

Based on the Compensation Committee’s assessment of the individual’s performance and criticality to future success, historical equity grants and holdings, and cash compensation, the Compensation Committee granted several restricted stock awards as incentive compensation. In 2009, the Committee awarded 50,000 shares of restricted stock to Mr. Gill and 20,000 shares of restricted stock to Mr. Harrington. These restricted stock awards generally vest in equal installments on each of the first four anniversaries of the date of grant, so long as the Named Executive Officer remains an employee of the Company on each vesting date, subject to accelerated vesting in the event of an Acquisition of the Company (as described below). Since Mr. Plaga had been with the Company for less than six months at the time the 2009 incentive compensation grants were made, and he had received a grant upon hire in late 2008, the Compensation Committee did not make an incentive compensation grant to Mr. Plaga in 2009.

Welfare Benefits

The Named Executive Officers are eligible to participate in the same medical, dental, life, disability and accident insurance programs that are available to our U.S.-based employees.

Savings Plans

Our 401(k) savings plan is structured to compete with the combination of defined benefit and defined contribution plans offered to all employees by Peer Group companies. Plans offered only to top executives at peer group companies were not included in the competitive benchmarking. Our 401(k) savings plan provides a Company match of up to 3% of cash compensation corresponding to one-half the amount contributed by the participant, however, effective July 1, 2009, as part of its general cost-cutting efforts, the Company suspended the 3% matching program until July 1, 2010. All investment options in these plans are market-based; there are no “above-market” or guaranteed rates of return offered in these plans.

Employment, Severance and Change of Control Agreements

We have entered into employment agreements with certain Named Executive Officers to help provide stability and security and encourage them to remain with us. We also provide certain severance and/or change in control benefits to the Named Executive Officers in order to attract and retain them and to protect the interests of our stockholders. Mr. Limongelli is also eligible to receive benefits under the Amended and Restated Executive Retention and Severance Plan (“ERS Plan”), initially adopted by the Company in April 2005 to attract and retain certain executive personnel and key employees of the Company. In 2009, in order to retain and recruit qualified employees, the Board approved a severance policy (“Severance Plan”) that is generally applicable to the employees of the Company and its Named Executive Officers and authorized management of the Company to amend the employment agreements with certain Named Executive Officers who elect to participate in the Plan. Messrs. Gill and Harrington elected to participate in the Severance Plan and the Company amended their employment agreements accordingly. These arrangements include severance and/or change of control benefits, among other things, the terms of which are described below in more detail under the caption “Potential Payments upon Termination and/or Change in Control at Fiscal Year End 2009.”

Stock options granted under the First Amended and Restated Plan, since its inception have generally been subject to fully accelerated vesting in the event that an Acquisition (as defined in the First Amended and Restated Plan) of the Company occurs, provided that the holder continues to be a service provider until the Acquisition. In November 2009, the Company entered into an amendment to the terms of each outstanding restricted stock award granted pursuant to the First Amended and Restated Plan in order to reconcile the accelerated vesting component of historical stock option grants so that the same accelerated vesting provision thereunder applies to all outstanding restricted stock awards.

Perquisites

There are no perquisites available to the Named Executive Officers. The Named Executive Officers have access to the same facilities and workplace amenities as do all of our employees.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under ASC Topic 718, grants of stock options and restricted stock awards result in an accounting charge for the Company equal to the grant date fair value of those securities. For restricted stock, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The cost is then amortized over the requisite service period. With respect to stock options, the Company calculates the grant date fair value based on the Black-Scholes model with an adjustment for possible forfeitures and amortizes that value as compensation expense over the vesting period. The Company uses a binomial methodology (Monte-Carlo Simulation) for awards with market conditions. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that we may deduct for tax purposes in any year with respect to each of our Named Executive Officers, other than our Chief Financial Officer, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. When warranted due to competitive or other factors, the Compensation Committee may in certain circumstances award compensation that exceeds the deductibility limit under Section 162(m) or otherwise pay non-deductible compensation.

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we endeavor to design and administer our compensation and benefits plans and programs for all of our employees and other service providers, including the Named Executive Officers, either without any deferred compensation component, so that they are either exempt from Section 409A, or in a manner that satisfies the requirements of Section 409A.

Policies Relating to Our Common Stock

Equity Awards Practices

Executives receive long-term equity awards pursuant to the terms of the First Amended and Restated Plan, which was approved by the Company’s stockholders. Awards may also be granted outside of the Plan to the extent those grants are permitted by the rules of the NASDAQ. The Compensation Committee administers the equity plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules and other provisions. The Board of Directors or the Compensation Committee reviews these rules periodically and considers, among other things, the interests of the stockholders, market conditions, information provided by independent advisors, performance objectives and recommendations made by the Chief Executive Officer. The Company does not have a formal program establishing minimum equity ownership guidelines of its Named Executive Officers.

The Compensation Committee or the Board of Directors reviews awards for all employees. The Board of Directors has established a process where either the Board of Directors or the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards, effective as of the date of its approval. Since the beginning of 2006, the Board of Directors or Compensation Committee’s general practice with respect to equity award grants has been to grant stock options and restricted stock awards on the dates of our four quarterly board meetings, which dates are established by the end of January of the applicable year. Our time-vesting options vest in annual installments over a period of four years commencing on or around the first anniversary of the date of grant.

The exercise price of stock option grants is set at no less than 100% of the closing market price of a share of Company common stock on the date the Board approves the grants. The Company has not approved stock option grants by unanimous written consent.

Insider Trading Policy

Our insider trading policy prohibits all directors, employees and their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits directors and employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e. puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by executive officers and directors to be pre-cleared by appropriate Company personnel.

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during 2009, was previously an officer of the Company or had any relationship requiring disclosure by the Company under any paragraph under Item 404 of Regulation S-K.

Report of the Compensation Committee

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Guidance Software, Inc. (the “Company”) has reviewed and discussed the Company’s Compensation Discussion and Analysis (“CD&A”), required by Item 402(b) of Regulation S-K, to be included in the Company’s proxy statement on Schedule 14A (“Proxy”), and based on its review and discussions, the Committee recommends to the Board that the Company’s CD&A be included in the Company’s Proxy and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Company’s Proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report is furnished by the Committee.

COMPENSATION COMMITTEE

Robert van Schoonenberg (Chair)

Marshall Geller

Jeff Lawrence

Stephen Richards

EXECUTIVE COMPENSATION

Our Executive Officers

The following table sets forth information as to persons who constitute our NEOs as of December 31, 2009:

Name	Age	Position(s)
Victor Limongelli	43	President, Chief Executive Officer and Director
Barry Plaga	48	Chief Financial Officer
Larry Gill	41	Senior Vice President, Worldwide Sales
Mark Harrington	43	General Counsel and Corporate Secretary
Shawn McCreight	44	Chief Technology Officer and Chairman of the Board of Directors

For information regarding Mr. McCreight and Mr. Limongelli, see “Proposal 1—Election of Directors.”

Barry Plaga has served as Chief Financial Officer since October 31, 2008. He was formerly Vice President of Financial Global Processes at Sun Microsystems, Inc. (NASDAQ: JAVA), where he reported to the Chief Financial Officer, and where he oversaw financial planning and forecasting, finance program management, and the finance components of Sun’s Oracle ERP project. Previously he served for six years as chief financial officer of SeeBeyond Technology Corporation (NASDAQ: SBYN), where he was responsible, in addition to his core finance and accounting role, for mergers and acquisitions, legal, information technology, human resources, administration, and facilities. Prior to SeeBeyond, Plaga served as Chief Financial Officer of Activision, Inc. (NASDAQ: ATVI) for two years, and as Vice President of Finance and Chief Accounting Officer at Activision for six years before that. Plaga is a Certified Public Accountant with graduate and undergraduate degrees from the University of Southern California.

Larry Gill has served as our Senior Vice President of Sales since July 2008 and he formerly served as our Vice President of Marketing since November 2006. Prior to joining the Company, he served as Marketing Director for Aspen Technology Inc. and previously as the Vice President of Marketing and Sales for Petrolsoft Inc., a privately held software technology company. Mr. Gill began his career as a sales and marketing manager with Oce-USA, Inc. after serving two combat tours as a Captain in the United States Marine Corps. Mr. Gill holds a bachelor’s degree from the University of Colorado and is a certified as a Product Manager/Marketer by Pragmatic Marketing, the industry standard for technology Product Management and Marketing best practices.

Mark E. Harrington has served as General Counsel since January 2006 and as Corporate Secretary since December 2007. Prior to his appointment as Corporate Secretary, he served as Assistant Corporate Secretary from June 2005 to December 2007 and prior to his appointment as General Counsel, he held the position of Associate General Counsel from August 2004 until December 2005. Prior to joining Guidance, Mr. Harrington served as a Senior Attorney and Division General Counsel for the Networking Software Division of Intel Corporation (NASDAQ: INTC). From June of 1997 until August 2000, Mr. Harrington served as Senior Counsel for Trillium Digital Systems, Inc., a telecommunications software developer that was purchased by Intel in August of 2000. Mr. Harrington started his career after law school working at the law firm of Munger, Tolles & Olson. Mr. Harrington received a J.D. from Southwestern University School of Law and a B.S. in English with an emphasis in Business Administration, from the University of California at Los Angeles.

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our NEOs for all services rendered in all capacities to us in 2009, 2008 and 2007.

Name	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Stock Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)	Total ($)
Victor Limongelli	2009	350,000	—		—	221,000		87,500		8,250	666,750
	2008	350,000	1,480	(5)	1,351,741	1,704,000	(6)	100,625		7,750	3,515,596
	2007	248,038	—		50,009	1,265,300	(7)	90,720		7,296	1,661,363

Barry Plaga(8)	2009	325,000	—		—	—		50,000		2,438	377,438
	2008	41,849	75,000	(9)	142,500	85,000		—		—	344,349

Larry Gill(10)	2009	250,000	—		196,000	—		66,695		6,476	519,171
	2008	227,917	—		245,497	—		124,423	(11)	7,750	605,587
	2007	200,000	—		—	—		47,985		2,292	250,277

Mark Harrington	2009	235,000	1,023	(5)	78,400	—		26,438		650	341,511
	2008	226,250	27,000	(12)	28,697	—		30,403		282	312,632
	2007	196,667	—		20,012	154,400		61,695		5,875	438,649

Shawn McCreight	2009	250,000	—		—	—		—		4,063	254,063
	2008	250,000	—		—	—		—		6,565	256,565
	2007	250,000	—		—	—		—		6,656	256,656

(1)	Amounts represent the full grant date fair value of restricted stock granted during the applicable fiscal year calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2009 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 10 “Share-Based Compensation,” our 2008 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements at Note 9 “Share-Based Compensation,” and our 2007 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements at Note 10 “Share-Based Compensation.”
(2)	Amounts represent the full grant date fair value of stock options granted during the applicable fiscal year calculated in accordance with ASC Topic 718. For additional information on the valuation assumptions underlying the value of these awards, see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2009 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 10 “Share-Based Compensation,” our 2008 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements at Note 9 “Share-Based Compensation,” and our 2007 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements at Note 10 “Share-Based Compensation.”
(3)	Represents annual incentive award earned during the respective performance year and paid during the first quarter of the following year.
(4)	Represents Company contributions to the NEO’s 401(k) Savings Plan account.
(5)	Represents the amount paid to the executive upon concluding the five-year anniversary of his employment with the Company.
(6)	Mr. Limongelli was granted performance-vesting stock option awards tied to the closing trading price of the Company’s common stock. The grant date fair value reported specifically reflects the probable outcome of the performance conditions to which the options are subject, which is also the maximum value assuming the highest level of performance.
(7)	$129,300 of the amount shown represents the grant date fair value of time-vesting stock option awards granted by the Company. The remaining amount of $1,136,000 represents performance-vesting stock option awards granted to Mr. Limongelli tied to the closing trading price of the Company’s common stock. The grant date fair value reported specifically reflects the probable outcome of the performance conditions to which the options are subject, which is also the maximum value assuming the highest level of performance.
(8)	Mr. Plaga commenced employment with the Company on October 31, 2008.
(9)	Represents guaranteed bonus opportunity pursuant to Mr. Plaga’s Offer Letter for his service during 2008.
(10)	Mr. Gill was appointed SVP of Worldwide Sales on July 9, 2008.
(11)	Represents commission earned during 2009.
(12)	In 2008, the Board awarded a non-recurring bonus of $27,000 for Mr. Harrington in recognition of his assumption of additional duties and workload in lieu of hiring additional legal staff.

Fiscal Year 2009 Grants of Plan-Based Awards

		Estimated Future Payments Under Non-Equity Incentive Plan Awards Target(1)			Stock Awards/ No. of Shares of Stock or Units (#)		All Other Stock Option Awards/ No. of Securities Underlying Options (#)		Exercise or Base Price of Awards ($/Share)*	Grant Date Fair Value of Stock and Option Awards(2)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Victor Limongelli	2/13/2009	87,500	350,000	567,875	—		—		$—	$—
	3/23/2009	—	—	—	—		100,000	(3)	$3.74	$218,000
Barry Plaga(4)	2/13/2009	50,000	200,000	324,500	—		—		$—	$—
Larry Gill	2/13/2009	—	270,000	1,051,000	50,000	(5)	—		$—	$196,000
Mark Harrington	2/13/2009	26,438	105,750	171,579	20,000	(5)	—		$—	$78,400
Shawn McCreight	N/A	N/A	N/A	N/A	N/A		N/A		N/A	N/A

All equity awards were granted under the Guidance Software, Inc. First Amended and Restated 2004 Equity Incentive Plan.

*	In each case, the exercise price of stock option was equal to the closing market price on the date of grant.
(1)	Represents annual cash incentive opportunities based on 2009 performance. Earned amounts will be paid in during the first quarter of 2010. The amounts identified in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2009 are the actual amounts paid under the plan.
(2)	Amounts represent the full grant date fair value of stock options and restricted stock granted during the year ended December 31, 2009 calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2009 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 10 “Share-Based Compensation.”
(3)	Stock option vests in equal installments on each of March 23, 2010, 2011, 2012 and 2013.
(4)	Mr. Plaga did not receive equity awards in 2009.
(5)	Restricted stock vests in equal installments on each of February 13, 2010, 2011, 2012 and 2013.

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2009 Table

Employment Agreements

We have entered into “at-will” employment agreements with certain of our Named Executive Officers, including Victor Limongelli, Barry Plaga, Mark Harrington and Larry Gill. Each of the agreements states that the compensation of the executive will be reviewed annually by us. These agreements contain no specified term of employment, but rather may be terminated by either party at any time, with or without cause or notice. Each of these agreements contains customary provisions protecting our and our clients’ intellectual property rights and confidential information. Additionally, all of the agreements other than Mr. Limongelli’s agreement, require that all claims and disputes between such employees and us arising in connection with their employment agreements shall be subject to resolution through arbitration. The Company does not have an at-will employment agreement with Mr. McCreight.

Mr. Limongelli’s employment agreement restricts him, for a period of two years following any termination of employment, (i) from soliciting our employees or consultants to terminate such relationships with us, and (ii) from soliciting any of our licensors, licensees or customers who are known to the executive with respect to any competitive products or services. The agreements covering Mr. Plaga, Mr. Harrington and Mr. Gill provide that these executives may not compete with us while employed by the Company but do not contain prohibitions on their respective ability to solicit our employees or customers upon termination.

In December, 2007, the Company amended its “at-will” employment agreement with Mr. Limongelli upon his appointment as Chief Executive Officer and President on December 6, 2007. Mr. Limongelli’s amended employment agreement specifies that he will receive an annual base salary at $350,000 and that the Board or committee will review his salary annually and may make adjustments in its discretion. The agreement also provides Mr. Limongelli with a target annual incentive opportunity of 100% of his base salary as described under “Annual Cash Incentives” in the preceding Compensation Discussion and Analysis. The agreement further permits Mr. Limongelli to receive other benefits and perquisites provided to the Company’s other senior executives.

Mr. Plaga’s employment agreement provides for an annual salary of $325,000 and a targeted annual bonus of $200,000 for 2009.

Our Named Executive Officers (other than Mr. McCreight) may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control. A detailed discussion of these payments and benefits is set forth below under the section entitled “Potential Payments upon Termination or Change in Control at Fiscal Year End 2009.”

Outstanding Equity Awards at Fiscal Year End 2009

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2009 granted to each of our Named Executive Officers.

	Option Awards							Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Victor Limongelli	30,930	—		—		4.54	2/6/2014
	293,224	—		—		4.54	4/20/2015
	30,000	10,000	(2)	—		10.75	7/31/2016
	7,500	7,500	(3)	—		12.94	2/28/2017
	—	100,000	(4)	—		3.74	3/23/2019
				500,000	(5)	12.80	12/5/2017
								100,000	(6)	524,000
								5,907	(7)	30,953
Barry Plaga	12,500	37,500	(8)	—		2.85	10/31/2018
								37,500	(8)	196,500
Lawrence Gill	15,000	5,000	(9)	—		11.90	11/8/2016
								2,363	(7)	12,382
								15,000	(10)	78,600
								50,000	(11)	262,000
Mark Harrington	20,000	—		—		4.54	8/13/2014
	37,500	12,500	(12)	—		6.37	2/22/2016
	15,000	5,000	(2)	—		10.75	7/31/2016
	10,000	10,000	(13)	—		11.45	8/2/2017
								2,363	(7)	12,382
								20,000	(11)	104,800
Shawn McCreight	N/A	N/A		N/A		N/A	N/A	N/A		N/A

(1)	Value of shares based on Company’s closing stock price of $5.24 on December 31, 2009.
(2)	Stock options scheduled to vest on July 1, 2010.
(3)	One-half of stock options vested on January 1, 2010, and one-half of stock options scheduled to vest on January 1, 2011.
(4)	Stock options scheduled to vest in four equal installments on each of March 23, 2010, 2011, 2012 and 2013.

(5)	Stock option scheduled to vest, in 25% increments, only in the event that the closing trading price of the Company’s common stock equals or exceeds $15.36, $17.92, $20.48 and $23.04 on each trading day during a period of at least 60 trading days during the term of the option.
(6)	Restricted stock scheduled to vest on December 6, 2011.
(7)	One-third of restricted stock vested on January 1, 2010, and remaining two-thirds of restricted stock scheduled to vest in two equal installments on each of January 1, 2011 and 2012.
(8)	Restricted stock and stock options scheduled to vest in three equal installments on each of October 1, 2010, 2011 and 2012.
(9)	Stock options scheduled to vest on October 1, 2010.
(10)	Restricted stock scheduled to vest in three equal installments on each of July 1, 2010, July 1, 2011 and July 1, 2012.
(11)	One-fourth of restricted stock vested on February 13, 2010, and three-fourths of restricted stock scheduled to vest in three equal installments on each of February 13, 2011, 2012 and 2013.
(12)	Stock options vested on January 1, 2010.
(13)	Stock options scheduled to vest in two equal installments on each of July 1, 2010, and 2011.

Option Exercises and Vested Stock in Fiscal Year 2009

The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the year ended December 31, 2009.

	Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Victor Limongelli	—	$—	1,968	$8,226
Barry Plaga	—	$—	12,500	$55,625
Larry Gill	—	$—	5,787	$22,240
Mark Harrington	—	$—	787	$3,290
Shawn McCreight	N/A	N/A	N/A	N/A

Potential Payments upon a Termination and/or a Change of Control

Our Named Executive Officers (other than Mr. McCreight) may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control.

Severance Terms with Mr. Limongelli

Pursuant to Mr. Limongelli’s employment agreement, as amended, in the event of a termination of his employment either by the Company without “Cause” or by Mr. Limongelli for “Good Reason” (each as defined in the agreement), subject to his execution of a general release of claims, Mr. Limongelli will be entitled to receive (i) a lump sum cash payment equal to the sum of his then-current base salary plus then-current target annual incentive bonus, and (ii) continued group healthcare coverage for himself and his dependents for twelve months, provided that he properly elects to continue those benefits under COBRA.

Mr. Limongelli is also a participant in the ERS Plan which is intended to attract and retain certain executive personnel and key employees of the Company by providing for severance benefits upon a qualifying termination of employment in connection with a change of control of our company. Under the ERS Plan, in the event that the participant’s employment with the Company is terminated due to any of the following events: (i) employment is terminated either by the Company without “Cause” or by the participant as the result of a “Constructive Termination” within two years following a “Change of Control” (each as defined in the ERS Plan) (ii) the participant dies within three months before or after the occurrence of a Change of Control or, (iii) the participant voluntarily resigns from employment for any reason during the period commencing on the date which is six months after a Change of Control and ending on the date that is twelve months after a Change of Control, then the participant is eligible to receive (A) a one-time payment equal to twice the participant’s then-current annual base salary, plus an amount equal to any tax imposed under Code Section 4999 (but not grossed up further with respect to any such excise tax imposed on any other payment to the participant or any tax imposed on the tax gross-up payment itself), and (B) continued health coverage for twenty-four months following termination at the same cost and coverage level as in effect prior to termination. Any severance benefits provided under the ERS Plan are in lieu of and not in addition to any severance benefits that may be provided to Mr. Limongelli under his employment agreement.

Severance Terms with Mr. Plaga

Pursuant to his employment agreement, subject to his execution of a general release of claims, Mr. Plaga is eligible to receive severance compensation in an amount equal to one year’s base salary in the event that his employment with the Company is terminated by the Company without “Cause” (as defined in the employment agreement).

Severance Terms with Messrs. Gill and Harrington

On or about November 9, 2009, the Company entered into an amendment to the employment agreement with each of Messrs. Gill and Harrington which generally provides that upon a termination of employment either by the Company without “Cause” or by the executive for “Good Reason” (each as defined in the amended employment agreement), subject to the execution of a general release of claims, the Company will pay the executive severance in an amount equal to the lesser of 12 months of the executive’s then-current base salary or the amount of the involuntary separation pay limitation under Section 409A of the Internal Revenue Code ($490,000 in 2009), in accordance with the Company’s Severance Plan.

Plan-Based Awards

Pursuant to the terms of Mr. Limongelli’s stock option granted on December 6, 2007 to purchase 500,000 shares, in the event that either (i) Mr. Limongelli’s employment with the Company is terminated by the Company without “Cause” or by Mr. Limongelli for “Good Reason” or (ii) an “Acquisition” occurs (each as defined in the agreement) (the “Triggering Events”), the stock options will vest and become exercisable to the extent that the Company’s closing stock price on the day immediately preceding the Triggering Event equals or exceeds the stock price target applicable to the various tranches.

Pursuant to the terms of Mr. Limongelli’s restricted stock award granted on December 6, 2007, in the event of any Triggering Event, the restrictions shall lapse with respect to 100% of the shares subject to the award immediately prior to the occurrence of the Triggering Event. In addition, if prior to December 6, 2011, Mr. Limongelli ceases for any reason to serve as the Chief Executive Officer of the Company, but remains employed by the Company or in the event of his death prior to December 6, 2011, the restrictions shall lapse on a pro rata basis based on the number of full years that have elapsed from the grant date to the date of such event.

Stock options granted under the First Amended and Restated Plan, including options granted to our NEOs, are subject to full accelerated vesting in the event that an Acquisition (as defined in the First Amended and Restated Plan) occurs, provided that the holder continues to be a service provider until the Acquisition.

In November 2009, the Company entered into an amendment to the terms of each outstanding restricted stock award granted pursuant to the First Amended and Restated Plan, including restricted stock awards granted to our NEOs. Each amendment provides that in the event that an Acquisition (as defined in the First Amended and Restated Plan) occurs, then, immediately prior to the Acquisition, the award of restricted stock will vest in full, provided that the holder continues to be a service provider until the Acquisition.

The tables below set forth, as of December 31, 2009, the estimated current value of payments and benefits to each of the Named Executive Officers upon termination without cause or for good reason, a change of control, a qualifying termination within two years following a change of control or the death of the Named Executive Officer. The amounts shown assume that the triggering events occurred on December 31, 2009 and do not include (i) vested amounts that are disclosed in the preceding Outstanding Equity Awards at Fiscal Year End Table and (ii) other benefits earned during the term of the Named Executive Officer’s employment and available to all employees, such as accrued vacation. These tables provide estimates of payments. None of the payments have actually been made to any of the executives.

Summary of Potential Payment Upon Termination and/or Change of Control

Name/Triggering Event	Lump Sum Severance ($)	Accelerated Stock Options(1) ($)	Accelerated Restricted Stock(2) ($)	Continued Health Insurance Coverage(3) ($)	Excise Tax Gross-Up(4) ($)	Total ($)
Victor Limongelli
Without Cause or for Good Reason (without Change of Control)	700,000	150,000	554,953	21,073	359,000	1,785,026
Without Cause or for Good Reason (with Change of Control)(5)	700,000	150,000	554,953	42,975	368,000	1,815,928
Change of Control(5)	—	150,000	554,953	—	—	704,953
Death(6)	—	—	262,000	—	—	262,000

Barry Plaga
Without Cause or for Good Reason (without Change of Control)	325,000	—	—	—	—	325,000
Without Cause or for Good Reason (with Change of Control)	325,000	89,625	196,500	—	—	611,125
Change of Control	—	89,625	196,500	—	—	286,125
Death	—	—	—	—	—	—

Larry Gill
Without Cause or for Good Reason (without Change of Control)	250,000	—	—	—	—	250,000
Without Cause or for Good Reason (with Change of Control)	250,000	—	352,982	—	—	602,982
Change of Control	—	—	352,982	—	—	352,982
Death	—	—	—	—	—	—

Mark Harrington
Without Cause or for Good Reason (without Change of Control)	235,000	—	—	—	—	235,000
Without Cause or for Good Reason (with Change of Control)	235,000	—	117,182	—	—	352,182
Change of Control	—	—	117,182	—	—	117,182
Death	—	—	—	—	—	—

Shawn McCreight(7)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	This amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of accelerated stock options times (y) the difference between the closing price per share ($5.24) of our common stock on December 31, 2009, and the option exercise price.
(2)	This amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of shares of restricted stock subject to acceleration times (y) the difference between the closing price per share ($5.24) of our common stock on December 31, 2009, and the stock exercise price.
(3)	For Mr. Limongelli, amounts represent the present value of the aggregate COBRA payments on behalf of each NEO with an estimated 5% premium increase every 12 months.

(4)	In accordance with the terms of the ERS Plan, in the event of termination following a change of control should payments be subject to excise tax under Section 4999 of the Internal Revenue Code the Company will provide Mr. Limongelli with an additional lump-sum payment equal to the excise tax.
(5)	This amount excludes unvested performance-based stock options held by Mr. Limongelli. These shares would not have vested if a change in control or involuntary termination of employment occurred on December 31, 2009.
(6)	Mr. Limongelli’s December 6, 2007 restricted stock grant, which was cancelled and reissued on January 19, 2008 with its original terms, provides that in the event of his death prior to December 6, 2011, the restricted stock will vest on a pro rata basis with respect to the number of full years that have elapsed since the original date of grant.
(7)	Mr. McCreight is not entitled to any severance or change in control payments or benefits.

DIRECTOR COMPENSATION

Non-employee members of our Board receive a combination of cash and stock-based incentive compensation. Any board member who is also an employee of the Company does not receive separate compensation for service on the Board.

Cash Compensation.

For 2009, each non-employee director received an annual retainer of $40,000. In addition to the annual retainer, any non-employee director who also serves as chairman of the Audit Committee receives an annual retainer of $15,000, chairman of the Compensation Committee receives an annual retainer of $10,000, and chairman of the Nominating Committee receives an annual retainer of $7,500. In addition, each non-chair member of the Audit Committee receives an annual retainer of $8,000, each non-chair member of the Compensation Committee receives an annual retainer of $5,000 and each non-chair member of the Nominating Committee receives an annual retainer of $3,000. Our Lead Independent Director will also receive an annual retainer of $15,000.

The compensation described above is conditioned on the director attending at least 75% of the applicable board of directors or committee meetings in each applicable year. Director fees are paid in quarterly installments to all non-employee directors in good standing on the payment date.

Directors are also entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at board and committee meetings and conferences with our senior management.

Equity Incentives.

The First Amended and Restated Plan provides for formula grants of restricted stock awards to non-employee directors (“Non-Employee Directors”). Commencing with the Company’s 2009 annual meeting of stockholders, each individual who is a Non-Employee Director immediately prior to each annual meeting of stockholders and who continues to serve as a Non-Employee Director following such annual meeting will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $75,000 by (ii) the fair market value of a share of Common Stock on the date of such annual meeting (the “Annual Restricted Stock”). Subject to the director’s continued service with the Company, each award of Annual Restricted Stock will vest with respect to 25% of the shares subject thereto on each of the first four anniversaries of the date of grant. A Non-Employee Director elected for the first time to the Board at an annual meeting of stockholders will not be entitled to receive an award of Annual Restricted Stock on the date of the annual meeting at which he or she is initially elected. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Annual Restricted Stock.

Director Compensation Table

The following table shows compensation of the non-employee members of our board for 2009.

	Fees earned or paid in cash ($)	Stock Awards(1)(2) ($)	Stock Option Awards(1)(2) ($)	Total ($)

Marshall Geller	50,000	75,000	—	125,000
Jeff Lawrence	48,000	75,000	—	123,000
Kathleen O’Neil	71,000	75,000	—	146,000
Stephen Richards	60,000	75,000	—	135,000
Robert van Schoonenberg	60,500	75,000	—	135,500

(1)	Amounts represent the full grant date fair value of awards granted during 2009 calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2009 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 10 “Share-Based Compensation.”
(2)	The table below shows the aggregate numbers of restricted stock and stock option awards outstanding for each non-employee director as of December 31, 2009:

	Aggregate Restricted Stock Outstanding	Aggregate Stock Options Outstanding
Marshall Geller	24,375	40,000
Jeff Lawrence	18,750	40,000
Kathleen O’Neil	24,375	44,800
Stephen Richards	24,375	40,000
Robert van Schoonenberg	24,375	40,000

Certain Relationships and Related Transactions

Other than as described below, since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest. All transactions between us and any of our directors, executive officers or related parties are subject to review by our audit committee.

Guarantees

Certain of our directors, officers and stockholders have guaranteed our operating leases and capital leases, including personal guarantees by Shawn McCreight and Jennifer McCreight. Shawn McCreight and Jennifer McCreight personally guarantee our $7 million lease agreement with The Walnut Plaza, our main Pasadena facility. In addition, Shawn McCreight and Jennifer McCreight have personally guaranteed leases for computer equipment with Dell. None of these individuals have received compensation or have a reimbursement right from us for guaranteeing these leases.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2011 must be received by us no later than November 30, 2010, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2011 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2010 Annual Meeting of Stockholders, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2011 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2009 will be mailed to stockholders of record as of March 12, 2009. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on March 12, 2009. Requests should be directed to Guidance Software, Inc., 215 North Marengo Avenue, Suite 250, Pasadena, California 91101; Attention: Investor Relations.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors

Victor Limongelli
President and Chief Executive Officer

March 19, 2010

APPENDIX A

GUIDANCE SOFTWARE, INC.

SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

A-i

GUIDANCE SOFTWARE, INC.

SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business. This Plan amends and restates in its entirety that certain Guidance Software, Inc. First Amended and Restated 2004 Equity Incentive Plan (the “Original Plan”). Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Acquisition” means and includes each of the following:

(i) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, Shawn McCreight or The McCreight Living Trust, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) hereof whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(a)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if an Acquisition constitutes a payment event with respect to any Option, Stock Purchase Right or Restricted Stock which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection clause (i), (ii), (iii) or (iv) with respect to such Option, Stock Purchase Right or Restricted Stock must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether an Acquisition of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Acquisition and any incidental matters relating thereto.

(b) “Administrator” means the Board or the Committee, as applicable, responsible for conducting the general administration of the Plan in accordance with Section 4 hereof; provided, however, that in the case of the administration of the Plan with respect to awards granted to Independent Directors, the term “Administrator” shall refer to the Board.

(c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause,” with respect to any Holder, means “Cause” as defined in such Holder’s employment agreement with the Company if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (i) the Holder’s unauthorized use or disclosure of confidential information or trade secrets of the Company; (ii) the Holder’s conviction of, or the entry of a plea of guilty or nolo contendere by the Holder to, a felony under the laws of the United States or any state thereof or a crime involving moral turpitude; (iii) the Holder’s gross negligence or willful misconduct or the Holder’s continued failure to perform assigned duties after receiving notification thereof from the Company, which failure is not cured within ten (10) days of receipt of such notification; or (iv) an act of fraud or dishonesty committed by the Holder against the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular section of the Code shall include any successor section.

(g) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(h) “Common Stock” means the common stock of the Company, par value $.01 per share.

(i) “Company” means Guidance Software, Inc., a California corporation, or any successor corporation (including, without limitation, the surviving corporation in any consolidation or merger effected exclusively to change the domicile of the Company).

(j) “Consultant” means any consultant or advisor if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(k) “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(l) “Director” means a member of the Board.

(m) “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular section of the Exchange Act shall include any successor section.

(o) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing price of a share of Common Stock as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred;

(ii) If the Common Stock is not traded on an exchange but is quoted on a quotation system, the Fair Market Value shall be the mean between the closing representative bid and asked prices for the Common Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p) “Holder” means a person who has been granted or awarded an Option or Stock Purchase Right or who holds Shares acquired pursuant to the exercise of an Option or Stock Purchase Right.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(r) “Independent Director” means a Director who is not an Employee of the Company.

(s) “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means a stock option granted pursuant to the Plan.

(v) “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(w) “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(x) “Performance-Based Award” means an award granted to selected Covered Employees which the Committee determines shall be subject to the terms and conditions set forth in Section 14 hereof. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(y) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Holder for a Performance Period, determined as follows:

(i) The Performance Criteria that will be used to establish Performance Goals are limited to the following: (1) net earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization), (2) economic value-added, (3) gross or net sales or revenue, (4) net income (either before or after taxes and share-based compensation), (5) adjusted net income, (6) operating earnings or profit, (7) cash flow (including, but not limited to, operating cash flow and free cash flow), (8) cash flow return on capital, (9) return on net assets, (10) return on shareholders’ equity, (11) return on assets, (12) return on capital, (13) shareholder returns, (14) return on sales, (15) gross or net profit or operating margin, (16) productivity, (17) expense, (18) costs, (19) funds from operations, (20) margins, (21) operating efficiency, (22) customer satisfaction, (23) working capital, (24) earnings per share, (25) adjusted earnings per share, (26) price per share, (27) market share, (28) regulatory body approval for commercialization of a product, (29) implementation or completion of critical projects, (30) economic value, (31) booked revenue pursuant to revenue recognition policies of the Company, and (32) growth in deferred revenue, any of which may be measured either in absolute terms by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Holder.

(ii) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (7) items related to the disposal of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Company’s core, on-going business activities; (14) items related to acquired in-process research and development; (15) items relating to changes in tax laws; (16) items relating to major licensing or partnership arrangements; (17) items relating to asset impairment charges; (18) items relating to gains or losses for litigation, arbitration and contractual settlements; (19) items related to software revenue recognition; (20) items related to deferred revenue growth; or (21) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all awards intended to qualify as Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(z) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Holders (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(aa) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance-Based Award.

(bb) “Plan” means this Second Amended and Restated Guidance Software, Inc. 2004 Equity Incentive Plan.

(cc) “Public Trading Date” means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(dd) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(ee) “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) hereof or pursuant to a Stock Purchase Right granted under Section 13 hereof.

(ff) “Restricted Stock Purchase Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of the issuance of Restricted Stock. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan.

(gg) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(hh) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular section of the Securities Act shall include any successor section.

(ii) “Service Provider” means an Employee, Director or Consultant. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to an individual’s status as a Service Provider for purposes of the Plan and any award agreement, including, without limitation, the question of whether and when an individual ceases to be a Service Provider, whether an individual ceases to be a Service Provider where there is a simultaneous reemployment or continuing employment, directorship or consulting relationship between such individual and the Company or any Subsidiary or Parent, and whether any particular leave of absence constitutes a termination of an individual’s status as a Service Provider.

(jj) “Share” means a share of Common Stock, as may be adjusted in accordance with Section 15 hereof.

(kk) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 13 hereof.

(ll) “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Stock Subject to the Plan. Subject to the provisions of Section 15 hereof, the shares of stock subject to Options or Stock Purchase Rights shall be shares of Common Stock. Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is 9,088,313 Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. Subject to the limitations of this Section 3, if an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Subject to the limitations of this Section 3, Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder. If Shares of Restricted Stock are forfeited or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan (unless the Plan has terminated). To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

4. Administration of the Plan.

(a) Administrator. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall refer to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3, and qualifies as “independent” within the meaning of any applicable stock exchange listing requirements. Members of the Committee shall also satisfy any other legal requirements applicable to membership on the Committee, including without limitation requirements under the Sarbanes-Oxley Act of 2002 and other Applicable Laws. Within the scope of its authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code, the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board. Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 4(a) or otherwise provided in the charter of the Committee. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan except with respect to matters which under Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, or otherwise, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options or Stock Purchase Rights granted to Independent Directors.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(vii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(viii) to amend the Plan or any Option or Stock Purchase Right granted under the Plan as provided in Section 16 hereof; and

(ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5. Eligibility. Non-Qualified Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, a Service Provider who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

6. Limitations.

(a) Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, which become exercisable for the first time during any calendar year (under all plans of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.

For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) Neither the Plan, any Option nor any Stock Purchase Right shall confer upon a Holder any right with respect to continuing the Holder’s employment, directorship or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment, directorship or consulting relationship at any time, with or without Cause.

(c) No Service Provider shall be granted, in any calendar year, Options or Stock Purchase Rights to purchase more than 1,000,000 Shares (subject to adjustment as provided in Section 15 hereof). The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 hereof. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 15 hereof), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. The Plan, as amended and restated, shall become effective upon its approval by the Company’s stockholders and shall continue in effect until it is terminated under Section 16 hereof. The Plan shall automatically terminate on, and no Options or Stock Purchase Rights may be issued under the Plan after, the tenth (10th) anniversary of the date upon which the Original Plan was adopted by the Board.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Section 424 of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, the term of the Option shall be no more than five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator and set forth in the applicable Option agreement, provided that such price shall not be less than 100% of the Fair Market Value on the date of grant (or, with respect to Incentive Stock Options, in the case of an Option granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, the per share exercise price shall not be less than 110% of the Fair Market Value on the date of grant). Notwithstanding the foregoing, Options may be granted with a per share exercise price other than as required by this Section 9(a) pursuant to a merger or other corporate transaction, provided, however, that no alternative exercise price shall be substituted to the extent that any such substitution would cause (i) any Options to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, or (ii) any Incentive Stock Options to cease to qualify as Incentive Stock Options.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, (A) a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Administrator, and structured to comply with Applicable Laws, (B) Shares owned by the Optionee or issuable upon exercise of the Option, in each case having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (C) property of any kind which constitutes good and valuable consideration, (D) delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (E) any combination of the foregoing methods of payment. Notwithstanding any other provision of the Plan to the contrary, after the Public Trading Date, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10. Exercise of Option.

(a) Vesting; Fractional Exercises. Options granted hereunder shall become vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

(b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

(iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h) below, a Restricted Stock Purchase Agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

(iv) In the event that the Option shall be exercised pursuant to Section 10(g) below by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator.

(c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates or record any book entries for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

(ii) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

(iii) The obtaining of any approval or other clearance from any domestic or foreign governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

(iv) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(a) hereof, subject to Section 4(b)(vii) hereof.

(d) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of a termination by the Company for Cause or the Holder’s disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the date of the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e) Termination for Cause. If a Holder ceases to be a Service Provider by reason of a termination by the Company for Cause, as determined in the sole discretion of the Administrator, the Option shall terminate upon the date of the Holder’s termination by the Company for Cause, regardless of whether the Option is then vested and/or exercisable with respect to any Shares.

(f) Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s disability, as determined in the sole discretion of the Administrator, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the date of the Holder’s termination. In the case of an Incentive Stock Option, if such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the date which is three (3) months and one (1) day following the date of such termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(g) Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death, by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the date of the Holder’s death. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(h) Extension of Exercisability. The Administrator may provide in a Holder’s Option Agreement that if the exercise of the Option following the termination of the Holder’s status as a Service Provider or the Holder’s tender of already-owned Shares or the sale of Shares pursuant to a “cashless exercise” in connection with such exercise would violate applicable federal or state securities laws, then the Option shall not terminate until the earlier to occur of (i) the expiration of the term of the Option or (ii) the expiration of a period of three (3) months immediately following the first date on which the exercise of the Option (or such tender of already-owned Shares or sale of Shares pursuant to a “cashless exercise”) would not be in violation of such securities laws, as determined by the Administrator.

(i) Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

11. Non-Transferability of Options and Stock Purchase Rights. Except as set forth in this Section 11, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder. The Administrator, in its sole discretion, may determine to permit a Holder to transfer an award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the award as applicable to the original Holder (other than the ability to further transfer the award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of the Plan, “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable awards. In addition, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust. Notwithstanding the foregoing, in no event may any award under the Plan be transferable for consideration absent stockholder approval.

12. No Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders or such issuance is entered upon the records of the duly authorized transfer agent of the Company.

13. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, and the price to be paid. The Company may present the offer to the offeree in the form of a Restricted Stock Purchase Agreement, and the offer shall be deemed accepted upon execution of such agreement by the offeree.

(b) Repurchase Right. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall provide for the forfeiture of the Shares acquired upon exercise of a Stock Purchase Right or shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right, in each case upon the termination of the purchaser’s status as a Service Provider for any reason. The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock Purchase Agreement.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 hereof.

(e) Award of Restricted Stock to Independent Directors.

(i) 2008 Restricted Stock Award. Each individual who is an Independent Director immediately prior to the Company’s 2008 annual meeting of stockholders (the “2008 Meeting”) and who continues to serve as an Independent Director following the 2008 Meeting shall automatically be awarded 7,500 Shares of Restricted Stock effective as of the date of the 2008 Meeting (the “2008 Restricted Stock”). For the avoidance of doubt, an Independent Director elected for the first time to the Board at the 2008 Meeting shall not be entitled to receive an award of 2008 Restricted Stock on the date of such annual meeting. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company prior to the 2008 Meeting and remain on the Board will receive an award of 2008 Restricted Stock on the date of the 2008 Meeting. Each award of 2008 Restricted Stock shall vest with respect to 25% of the Shares subject thereto on each of the first four anniversaries of the first day of the calendar quarter in which the date of grant occurs, subject to the Independent Director’s continued status as a Service Provider through each such anniversary.

(ii) Annual Restricted Stock Award. Commencing with the Company’s first annual meeting of stockholders following the 2008 Meeting, each individual who is an Independent Director immediately prior to each annual meeting of stockholders of the Company and who continues to serve as an Independent Director following such annual meeting shall automatically be awarded on the date of such annual meeting a number of Shares of Restricted Stock equal to the quotient obtained by dividing (x) $75,000 by (y) the Fair Market Value of a Share on the date of such annual meeting (the “Annual Restricted Stock”). For the avoidance of doubt, an Independent Director elected for the first time to the Board at an annual meeting of stockholders shall not be entitled to receive an award of Annual Restricted Stock on the date of the annual meeting at which he or she is initially elected. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an Annual Restricted Stock award. Each Annual Restricted Stock award shall vest with respect to 25% of the Shares subject thereto on each of the first four anniversaries of the date of grant, subject to the Independent Director’s continued status as a Service Provider through each such anniversary.

14. Performance-Based Awards

(a) Purpose. The purpose of this Section 14 is to provide the Committee the ability to qualify Stock Purchase Rights (and the consequent issuance of Restricted Stock) that are granted pursuant to Section 13 hereof as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a

Performance-Based Award to a Covered Employee, the provisions of this Section 14 shall control over any contrary provision contained in Section 13 hereof; provided, however, that the Committee may in its discretion grant awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 14.

(b) Applicability. This Section 14 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Holder for a Performance Period shall not in any manner entitle the Holder to receive an award for the period. Moreover, designation of a Covered Employee as a Holder for a particular Performance Period shall not require designation of such Covered Employee as a Holder in any subsequent Performance Period and designation of one Covered Employee as a Holder shall not require designation of any other Covered Employees as a Holder in such period or in any other period.

(c) Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Stock Purchase Rights or Restricted Stock granted under Section 13 hereof which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals and amounts of such awards which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such awards to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under a Performance-Based Award, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards. Unless otherwise provided in the applicable award agreement, a Holder must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Holder. Furthermore, a Holder shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

15. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a) In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, the Administrator shall make proportionate adjustments to any or all of the following in order to reflect such change:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 hereof on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c) hereof);

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock; and

(iii) the grant or exercise price with respect to any Option or Stock Purchase Right.

(b) In the event of any transaction or event described in subsection (a) above, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right or realization of the Holder’s rights had such Option, Stock Purchase Right or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option, Stock Purchase Right or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby and that some or all shares of such Restricted Stock shall cease to be subject to restrictions, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

(iii) To provide that such Option, Stock Purchase Right or Restricted Stock be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Restricted Stock or Stock Purchase Rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock which may be granted in the future; and

(v) To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a period of time prior to such event specified in the sole discretion of the Administrator, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock Purchase Agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right or Restricted Stock.

(c) Subject to Section 3 hereof, the Administrator may, in its sole discretion, include such further provisions and limitations in any Option, Stock Purchase Right, or Restricted Stock agreement or certificate as it may deem equitable and in the best interests of the Company.

(d) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options, Stock Purchase Rights or Restricted Stock outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection (d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Options, Stock Purchase Rights or Restricted Stock or does not substitute similar stock awards for those outstanding under the Plan, then upon notification from the Company to each Holder with respect to (i) Options, Stock Purchase Rights or Restricted Stock held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Options, Stock Purchase Rights or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Options or Stock Purchase Rights shall be terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Options or Stock Purchase Rights outstanding under the Plan, such Options or Stock Purchase Rights shall be terminated if not exercised prior to the closing of the Acquisition. In such event the Company shall provide reasonable notice to the affected Holders.

(e) The existence of the Plan, any Option Agreement or Restricted Stock Purchase Agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 15 hereof, increase the limits imposed in Section 3 hereof on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7 hereof.

(b) Stockholder Approval. This Second Amended and Restated Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption thereof. Stockholder approval of any Plan amendment shall be required to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights or Restricted Stock granted or awarded under the Plan prior to the date of such termination.

17. Stockholder Approval. The Plan, as amended and restated, shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption thereof. Options, Stock Purchase Rights or Restricted Stock may be granted or awarded following the Board’s adoption of the Plan, as amended and restated, but prior to such stockholder approval (such period, the “Pre-Approval Period”), provided that such Options, Stock Purchase Rights and Restricted Stock shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Stock Purchase Rights and Restricted Stock previously granted or awarded under the Plan during the Pre-Approval Period shall thereupon be canceled and become null and void.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Participant Representations. The Company may require a Plan participant, as a condition to the grant or exercise of, or acquisition of stock under, any Option or Stock Purchase Right, (i) to give written representations satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters, and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and to give written representations satisfactory to the Company that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right; (ii) to give written representations satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Stock Purchase Right for the participant’s own account and not with any present intention of selling or otherwise distributing the stock; and (iii) to give such other written representations as are deemed necessary or appropriate by the Company and its counsel. The foregoing requirements, and any representations given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Purchase Right has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

21. Code Section 409A. To the extent applicable, the Plan and all award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that, following the effective date of the Plan, the Administrator determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Committee may adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

22. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.

23. Restrictions on Shares. Shares purchased upon the exercise of an Option or Stock Purchase Right shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, tag-along rights and bring-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in the applicable Option Agreement, Restricted Stock Purchase Agreement, Exercise Notice or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator in its sole discretion. The issuance of such Shares shall be conditioned on the Holder’s consent to such terms and conditions or the Holder’s entering into such agreement or agreements.

24. Lock-Up Agreement. Each Holder shall agree upon receipt of an Option or Stock Purchase Right that, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, such Holder shall not sell or otherwise transfer any Shares or other securities of the Company during a period of up to 180 days following the date of the final prospectus under the Securities Act relating to the offering; provided, however, that such restriction shall only apply to the Company’s initial public offering and to public offerings which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

25. Severability. If any provision of this Plan shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Plan and the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated. Such defective provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Plan shall be construed as if not containing the provision held to be invalid.

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*            *            *

I hereby certify that the Plan was duly adopted by the Board of Directors of Guidance Software, Inc. on                              , 2010.

Executed at                     ,                      on this          day of                     , 2010.

Name:
Title:

*            *            *

I hereby certify that the foregoing Plan was approved by the stockholders of Guidance Software, Inc. on                     .

Executed at                     ,                      on this          day of                     , 2010.

Secretary

GUIDANCE SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Victor Limongelli, Mark Harrington or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Guidance Software, Inc. (the “Company”) held of record by the undersigned on March 12, 2010, at the Annual Meeting of Stockholders to be held at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101, San Marino Room, Lobby Level, on April 22, 2010, at 8:00 a.m. Pacific Time or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be signed on the reverse side)

The Board of Directors recommends a vote “FOR” the directors listed below and a vote “FOR” Proposals 2 and 3.

1.

To elect seven (7) directors for a one-year term to expire at the 2011 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:

•   Shawn McCreight

•   Victor Limongelli

•   Marshall Geller

•   Jeff Lawrence

•   Kathleen O’Neil

•   Stephen Richards

•   Robert van Schoonenberg

	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY for all nominees	☐	FOR ALL EXCEPT (see instructions below)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and write the name(s) of such nominee(s) on the space provided below.)

EXCEPTIONS

2.	To approve the Company’s Second Amended and Restated 2004 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the selection of Deloitte & Touche LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated:	, 2010

Signature

Signature

Title(s)

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.